EXHIBIT HH

===============================================================================


                              TERM LOAN AGREEMENT

                         DATED AS OF DECEMBER 28, 2007

                                     AMONG

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS

                                      AND

                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
                   AS THE ADMINISTRATIVE AND COLLATERAL AGENT

                                      AND

                                 SALTON, INC.,

                             APPLICA INCORPORATED,

                        APPLICA CONSUMER PRODUCTS, INC.,

                            APPLICA AMERICAS, INC.,

                           APN HOLDING COMPANY, INC.,

                               HP DELAWARE, INC.,

                                    HPG LLC,

                         APPLICA MEXICO HOLDINGS, INC.,

                        SONEX INTERNATIONAL CORPORATION,

                          HOME CREATIONS DIRECT LTD.,

                             SALTON HOLDINGS INC.,

                                  ICEBOX LLC,

                               TOASTMASTER INC.,

                             FAMILY PRODUCTS INC.,

                            ONE:ONE COFFEE LLC, AND

                        SALTON TOASTMASTER LOGISTICS LLC

                                AS THE BORROWERS

                                      AND

                            APPLICA ASIA LIMITED AND

                           APPLICA CANADA CORPORATION

                                 AS GUARANTORS


===============================================================================

ARTICLE 1 TERM LOAN......................................................................................2
         1.1      Term Loan..............................................................................2
         1.2      Procedure for Term Loan................................................................3
         1.3      Making of Term Loan....................................................................3
         1.4      Multi-Borrower Provisions..............................................................4

ARTICLE 2 INTEREST AND FEES..............................................................................6
         2.1      Interest...............................................................................6
         2.2      Continuation and Conversion Elections..................................................7
         2.3      Maximum Interest Rate..................................................................8

ARTICLE 3 PAYMENTS AND PREPAYMENTS.......................................................................9
         3.1      Mandatory Payments of Term Loan........................................................9
         3.2      Early Termination Fee..................................................................9
         3.3      Reserved..............................................................................10
         3.4      Reserved..............................................................................10
         3.5      LIBOR Loan Prepayments................................................................10
         3.6      Payments by the Loan Parties..........................................................10
         3.7      Reserved..............................................................................10
         3.8      Apportionment, Application and Reversal of Payments...................................10
         3.9      Indemnity for Returned Payments.......................................................11
         3.10     Agent's and Lenders' Books and Records; Monthly Statements............................11

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY........................................................12
         4.1      Taxes.................................................................................12
         4.2      Illegality............................................................................13
         4.3      Increased Costs and Reduction of Return...............................................14
         4.4      Funding Losses........................................................................14
         4.5      Inability to Determine Rates..........................................................15
         4.6      Certificates of Agent.................................................................15
         4.7      Obligation to Mitigate................................................................15
         4.8      Survival..............................................................................16

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.............................................16
         5.1      Books and Records.....................................................................16
         5.2      Financial Information.................................................................16
         5.3      Notices to the Lenders................................................................19
         5.4      Revisions or Updates to Schedules.....................................................21

ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS........................................................22
         6.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents..22
         6.2      Validity and Priority of Security Interest............................................22
         6.3      Organization and Qualification........................................................22
         6.4      Reserved..............................................................................23
         6.5      Subsidiaries..........................................................................23
         6.6      Financial Statements and Projections..................................................23
         6.7      Reserved..............................................................................24
         6.8      Solvency..............................................................................24
         6.9      Debt..................................................................................24

         6.10     Distributions.........................................................................24
         6.11     Real Estate; Leases...................................................................24
         6.12     Proprietary Rights....................................................................24
         6.13     Trade Names...........................................................................25
         6.14     Litigation............................................................................25
         6.15     Labor Disputes........................................................................25
         6.16     Environmental Laws....................................................................25
         6.17     No Violation of Law...................................................................26
         6.18     No Default............................................................................26
         6.19     Plan Compliance.......................................................................27
         6.20     Taxes.................................................................................27
         6.21     Regulated Entities....................................................................27
         6.22     Margin Regulations....................................................................28
         6.23     Copyrights, Patents, Trademarks and Licenses, etc.....................................28
         6.24     Material Agreements...................................................................28
         6.25     Bank Accounts.........................................................................28
         6.26     Governmental Authorization............................................................28
         6.27     Capitalization........................................................................28
         6.28     No Material Adverse Change............................................................29
         6.29     Full Disclosure.......................................................................29
         6.30     Common Enterprise.....................................................................29
         6.31     Anti-Terrorism Laws...................................................................29

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS............................................................30
         7.1      Taxes and Other Obligations...........................................................30
         7.2      Legal Existence and Good Standing.....................................................31
         7.3      Compliance with Law and Agreements; Maintenance of Licenses...........................31
         7.4      Maintenance of Property; Inspection of Property.......................................31
         7.5      Insurance.............................................................................31
         7.6      Insurance and Condemnation Proceeds...................................................32
         7.7      Environmental Laws....................................................................32
         7.8      Compliance with ERISA.................................................................32
         7.9      Asset Dispositions, Mergers, Dissolutions.............................................32
         7.10     Distributions; Capital Change; Restricted Investments.................................34
         7.11     Acquisitions..........................................................................34
         7.12     Third Party Guaranties................................................................34
         7.13     Debt..................................................................................34
         7.14     Payments; Prepayments.................................................................35
         7.15     Transactions with Affiliates..........................................................35
         7.16     [Reserved]............................................................................35
         7.17     [Reserved]............................................................................35
         7.18     [Reserved]............................................................................35
         7.19     [Reserved]............................................................................35
         7.20     Investment Banking and Finder's Fees..................................................35
         7.21     Business Conducted....................................................................35
         7.22     Liens.................................................................................36
         7.23     [Reserved]............................................................................36
         7.24     New Subsidiaries......................................................................36
         7.25     Fiscal Year...........................................................................36
         7.26     [Reserved]............................................................................36
         7.27     [Reserved]............................................................................36

         7.28     Use of Proceeds.......................................................................37
         7.29     [Reserved]............................................................................37
         7.30     Anti-Terrorism Laws...................................................................37
         7.31     [Reserved]............................................................................37
         7.32     Blocked Accounts......................................................................37
         7.33     Additional Debt Documents.............................................................39
         7.34     Applica Asia Covenants................................................................39
         7.35     Post-Closing Covenants................................................................40
         7.36     Further Assurances....................................................................41

ARTICLE 8 CONDITIONS OF LENDING.........................................................................41
         8.1      Conditions Precedent to Making of Term Loan...........................................41
         8.2      Limited Waiver of Conditions Precedent................................................45

ARTICLE 9 DEFAULT; REMEDIES.............................................................................45
         9.1      Events of Default.....................................................................45
         9.2      Remedies..............................................................................48

ARTICLE 10 TERM AND TERMINATION.........................................................................48
         10.1     Term..................................................................................48
         10.2     Termination by Agent..................................................................48
         10.3     Effect of Termination.................................................................48

ARTICLE 11 AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS.................................49
         11.1     Amendments and Waivers................................................................49
         11.2     Assignments; Participations...........................................................50

ARTICLE 12 THE AGENT....................................................................................52
         12.1     Appointment and Authorization.........................................................52
         12.2     Delegation of Duties..................................................................53
         12.3     Liability of Agent....................................................................53
         12.4     Reliance by Agent.....................................................................53
         12.5     Notice of Default.....................................................................53
         12.6     Credit Decision.......................................................................54
         12.7     Indemnification.......................................................................54
         12.8     Agent in Individual Capacity..........................................................55
         12.9     Successor Agent.......................................................................55
         12.10    Withholding Tax.......................................................................55
         12.11    Collateral Matters....................................................................57
         12.12    Restrictions on Actions by Lenders; Sharing of Payments...............................58
         12.13    Agency for Perfection.................................................................58
         12.14    Payments by Agent to Lenders..........................................................58
         12.15    Settlement............................................................................59
         12.16    Reserved..............................................................................60
         12.17    Concerning the Collateral and the Related Loan Documents..............................60
         12.18    Field Audit and Examination Reports; Disclaimer by Lenders............................61
         12.19    Reserved..............................................................................61
         12.20    Relation Among Lenders................................................................61
         12.21    The Register..........................................................................62

ARTICLE 13 JUDGMENT CURRENCY; SERVICE OF PROCESS........................................................62
         13.1     Judgment Currency.....................................................................62
         13.2     Agent for Service of Process..........................................................63

ARTICLE 14 MISCELLANEOUS................................................................................63
         14.1     No Waivers; Cumulative Remedies.......................................................63
         14.2     Severability..........................................................................63
         14.3     Governing Law; Choice of Forum; Service of Process....................................63
         14.4     WAIVER OF JURY TRIAL..................................................................64
         14.5     Survival of Representations and Warranties............................................65
         14.6     Other Security and Guaranties.........................................................65
         14.7     Fees and Expenses.....................................................................65
         14.8     Notices...............................................................................66
         14.9     Waiver of Notices.....................................................................67
         14.10    Binding Effect........................................................................67
         14.11    Indemnity of the Agent and the Lenders by the Borrowers...............................68
         14.12    Amendment and Restatement of Second Amended Credit Agreement; Release.................68
         14.13    Final Agreement.......................................................................69
         14.14    Counterparts..........................................................................69
         14.15    Captions..............................................................................69
         14.16    Right of Setoff.......................................................................69
         14.17    Confidentiality.......................................................................70
         14.18    Conflicts with Other Loan Documents...................................................71
         14.19    Agency of the Borrowers for Each Other Loan Party.....................................71
         14.20    Express Waivers By Loan Parties In Respect of Cross Guaranties and Cross
                  Collateralization.....................................................................72
         14.21    USA PATRIOT Act Notice................................................................73
         14.22    Intercreditor Agreement...............................................................73


                                      -iv

                        ANNEXES, EXHIBITS AND SCHEDULES


ANNEX A                      DEFINED TERMS
ANNEX B                      COMMITMENTS

EXHIBIT A                    RESERVED
EXHIBIT B                    NOTICE OF BORROWING
EXHIBIT C                    NOTICE OF CONTINUATION/CONVERSION
EXHIBIT D                    ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 6.3                 ORGANIZATION AND QUALIFICATIONS
SCHEDULE 6.5                 SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.9                 DEBT
SCHEDULE 6.11                REAL ESTATE; LEASES
SCHEDULE 6.12                PROPRIETARY RIGHTS
SCHEDULE 6.13                TRADE NAMES
SCHEDULE 6.14                LITIGATION
SCHEDULE 6.15                LABOR DISPUTES
SCHEDULE 6.16                ENVIRONMENTAL LAW
SCHEDULE 6.19                PLAN COMPLIANCE
SCHEDULE 6.24                MATERIAL AGREEMENTS
SCHEDULE 6.25                BANK ACCOUNTS
SCHEDULE 6.27                CAPITALIZATION
SCHEDULE A-1                 PERMITTED LIENS
SCHEDULE A-2                 RESTRICTED INVESTMENTS

                              TERM LOAN AGREEMENT

                TERM LOAN AGREEMENT (the "AGREEMENT") is made as of December 28, 2007, by and among SALTON, INC., a Delaware corporation ("PARENT"), APPLICA INCORPORATED, a Florida corporation ("APPLICA"), APN HOLDING COMPANY, INC., a Delaware corporation ("APN"), APPLICA CONSUMER PRODUCTS, INC., a Florida corporation ("ACP"), APPLICA AMERICAS, INC., a Delaware corporation ("AAI"), HP DELAWARE, INC., a Delaware corporation ("HP"), HPG LLC, a Delaware limited liability company ("HPG"), APPLICA MEXICO HOLDINGS, INC., a Delaware corporation ("APPLICA MEXICO"), SONEX INTERNATIONAL CORPORATION, a Delaware corporation ("SONEX"), HOME CREATIONS DIRECT LTD., a Delaware corporation ("HCD"), SALTON HOLDINGS INC., a Delaware corporation ("SHI"), ICEBOX LLC, an Illinois limited liability company ("ICEBOX"), TOASTMASTER INC., a Missouri corporation ("TOASTMASTER"), FAMILY PRODUCTS INC., a Delaware corporation ("FAMILY PRODUCTS"), ONE:ONE COFFEE LLC, a Delaware limited liability company ("ONE COFFEE"), and SALTON TOASTMASTER LOGISTICS LLC, a Delaware limited liability company ("STL"; Parent, Applica, APN, ACP, AAI, HP, HPG, Applica Mexico, Sonex, HCD, SHI, Icebox, Toastmaster, Family Products, One Coffee and STL, being sometimes referred to herein individually as a "BORROWER" and collectively as "BORROWERS"), and APPLICA ASIA LIMITED, a Hong Kong company ("APPLICA ASIA"), and APPLICA CANADA CORPORATION, a Nova Scotia company ("APPLICA CANADA"); the financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "LENDERS" as provided herein; HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., in its capacity as administrative agent and collateral agent for the Lenders pursuant to ARTICLE 12 hereof (together with its successors in such capacity, "AGENT"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in ANNEX A, which is attached hereto and incorporated herein. The rules of construction contained in ANNEX A shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference.

                RECITALS:

                Parent, certain other Loan Parties, Agent, certain financial institutions ("ORIGINAL LENDERS"), and the other parties named therein were parties to a certain Reimbursement and Senior Secured Credit Agreement dated October 1, 2007 (as at any time amended, modified, supplemented or restated, the "ORIGINAL CREDIT Agreement"), pursuant to which the Original Lenders agreed to reimburse certain obligations and make term loans and other financial accommodations to Parent and its Subsidiaries. In connection with the Original Credit Agreement, certain subsidiary guarantors of the Parent (the "ORIGINAL GUARANTORS") executed the Subsidiary Guaranty, dated as of October 1, 2007 (as at any time amended, modified, supplemented or restated, the "ORIGINAL GUARANTEE"), in favor of the Agent pursuant to which the Original Guarantors guaranteed the obligations of Parent and its Subsidiaries under the Original Credit Agreement.

                Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, the "EQUITY INVESTORS") have formed APN which owns all of the equity interests of Applica. SFP Merger Sub, Inc., a Delaware corporation ("SFP") and wholly-owned subsidiary of Parent, will be merged with and into APN, with APN being the surviving corporation of such merger. After giving effect to such merger, all of the issued and outstanding shares of common stock of APN will be owned by Parent. As used in this Agreement, the foregoing series of transactions shall be referred to as the "MERGER."

                In connection with the Merger, Parent and the other Loan Parties have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise and have requested that the Original Credit Agreement and the Original Guarantee be amended and restated in their entirety to become effective and binding on the Loan Parties pursuant to the terms hereof, and the Agent and the Lenders (including the Original Lenders that are parties hereto) have agreed, subject to the terms of this Agreement, to amend and restate the Original Credit Agreement and the Original Guarantee in their entirety to read as set forth herein, and it has been agreed by the parties hereto that (a) the commitments which the Original Lenders that are parties hereto agreed to extend to Parent under the Original Credit Agreement and the commitments of new Lenders that become parties hereto shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement, (b) the Loans and other Obligations outstanding under the Original Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained herein and (c) the guarantees provided pursuant to the Original Guaranty by the Original Guarantors that are parties hereto and the guarantees of new Guarantors that became party hereto shall be governed by the amended and restated terms and conditions contained in this Agreement.

                All Obligations  incurred  pursuant hereto shall be secured by, among other things, the Security Agreement, the Applica Canada Security Agreement and the other Loan Documents and shall be guaranteed pursuant to the Applica Asia Guaranty and the Applica Canada Guaranty. In addition, all existing Obligations (and all Obligations incurred pursuant hereto) shall be secured by, among other things, Liens on a portion of the assets of certain
Persons that, prior to the effective date of the Merger, constituted Consolidated Applica Parties.

                NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Original Credit Agreement and the Original Guaranty, and the Original Credit Agreement and the Original Guaranty are hereby amended and restated, in their entirety as follows:


                                   ARTICLE 1
                                   TERM LOAN

        1.1 TERM LOAN. Subject to all of the terms and conditions of this Agreement, each Lender severally, but not jointly, agrees to make a loan to Borrowers on the Closing Date, in an amount not to exceed such Lender's Pro Rata Share of the original principal amount of $110,000,000 (each, a "LOAN" and, together, the "TERM LOAN"). Amounts paid or prepaid in respect of the Term Loan may not be reborrowed.

        1.2     PROCEDURE FOR TERM LOAN.

                (A)

                        (1) The Term Loan shall be made upon the Borrower Agent's written notice delivered to the Agent in the form of a notice of borrowing ("NOTICE OF BORROWING"), which must be received by the Agent prior to 1:00 p.m. (New York time) on the Closing Date, specifying the duration of the initial Interest Period for the Term Loan (and if not specified, it shall be deemed a request for an Interest Period of one month).

                        (2) In lieu of delivering a Notice of Borrowing, a Responsible Officer may give Agent telephonic notice of such request for advances to a Designated Account on or before the deadline set forth in clause (1) above and the Agent at all times shall be entitled to rely on such telephonic notice in making the Term Loan, regardless of whether any written confirmation is received.

                (B) RELIANCE UPON AUTHORITY. Prior to the Closing Date, the Borrowers shall deliver to the Agent a notice setting forth an account ("DESIGNATED ACCOUNT") to which the Agent is authorized by the Borrowers to transfer the proceeds of the Term Loan. The Designated Account must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any individual's request for the Term Loan on behalf of the Borrowers, so long as the proceeds thereof are to be transferred to a Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on their behalf.

                (C) NO LIABILITY. The Agent shall not incur any liability to the Loan Parties as a result of acting upon any notice referred to in SECTIONS 1.2(B) AND (C), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrowers to request the Term Loan on its behalf. The crediting of the Term Loan to the Designated Account or to such Persons as the Borrowers may direct shall conclusively establish the obligation of the Borrowers to repay such Term Loan as provided herein.

                (D) Notwithstanding the foregoing, each Loan Party authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of the Loan Parties based on telephonic or e-mailed instructions. If requested to do so by Agent, the Loan Parties shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Continuation/Conversion, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Loan Party as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Loan Party's behalf.

        1.3 MAKING OF TERM LOAN. Promptly after receipt of the Notice of Borrowing (or telephonic notice in lieu thereof) on the Closing Date, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Term Loan. Each Lender shall transfer its Pro Rata Share of the Term Loan to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 2:00 p.m. (New York time) on the Closing

Date. After the Agent's receipt of all proceeds of such Term Loan, the Agent shall make the proceeds of such Term Loan available to the Borrowers on the Closing Date by transferring same day funds as directed by the Borrowers.

        1.4     MULTI-BORROWER PROVISIONS.

                (A) Each Borrower hereby designates ACP ("BORROWER AGENT") as its representative and agent for all purposes under the Loan Documents, including requesting the Term Loan, designation of any Interest Period, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including the Notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

                (B) Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty of obligations hereunder constitutes a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until full payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Loan Party; (e) any election by Agent or any Lender in an insolvency proceeding for the application of SECTION 1111(B)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Loan Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full payment of all Obligations.

                (C) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this
SECTION 1.6 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make the Term Loan. Notwithstanding anything to the contrary in any Loan

Document, and except as set forth in this SECTION 1.6, each Borrower expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off, as well as all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

                (D) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non judicial sale or enforcement, without affecting any rights and remedies under this SECTION 1.6. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to "ELECTION OF REMEDIES" or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower's rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee's sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 1.6, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

                (E) Notwithstanding anything herein to the contrary, each Borrower's liability under this SECTION 1.6 shall be limited to the greater of
(i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower's Allocable Amount. The "ALLOCABLE AMOUNT" for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this SECTION 1.6 without rendering such payment voidable under
Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

                (F) If any Borrower makes a payment under this SECTION 1.6 of any Obligations (other than amounts for which such Borrower is primarily liable) (a "CO-BORROWER PAYMENT") that, taking into account all other Co-Borrower Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Co-Borrower Payments in the same proportion that such Borrower's Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Co-Borrower Payment.

                (G) Nothing contained in this SECTION 1.6 shall limit the liability of any Borrower to pay the Term Loan made directly or indirectly to that Borrower (including portions thereof advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

                (H) Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers' business most efficiently and economically. Borrowers' business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent's and Lenders' willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers' request.

                (I) Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Loan Party, howsoever arising, to the full payment of all Obligations.


                                   ARTICLE 2
                               INTEREST AND FEES

        2.1     INTEREST.

                (A) INTEREST RATES. The Term Loan shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margin, but not to exceed the Maximum Rate. Any of the Loans may be converted into, or continued as LIBOR Loans, subject to and in the manner provided in SECTION 2.2. If at any time Loans are outstanding with respect to which the Borrowers have not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                        (I) For all Base Rate Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                        (II) For all LIBOR Loans, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Loans in arrears on each LIBOR Interest Payment Date. For the purposes of the INTEREST ACT (Canada), (i) whenever any interest or fee under this Agreement or any other Loan Document is calculated using a rate based on a year of 360 days, the rate determined pursuant to each calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement or any other Loan Document, and (iii) the rates of interest stipulated in this Agreement or any other Loan Document are intended to be nominal rates and not effective rates or yields.

                (B) DEFAULT RATE. If an Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

        2.2     CONTINUATION AND CONVERSION ELECTIONS.

                (A)     The Borrowers may:

                        (I) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $2,500,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Loans; or

                        (II) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,500,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Loans shall automatically convert into Base Rate Loans; PROVIDED FURTHER that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                (B) The Borrower Agent shall deliver an irrevocable notice of continuation/conversion ("NOTICE OF CONTINUATION/CONVERSION") to the Agent not later than 11:00 a.m. (New York time) at least two (2) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Loans and specifying:

                        (I)     the proposed Continuation/Conversion Date;

                        (II) the aggregate amount of Loans to be converted or renewed;

                        (III) the type of Loans resulting from the proposed conversion or continuation; and

                        (IV) the duration of the requested Interest Period, PROVIDED, HOWEVER, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

                (C) If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                (D)     The  Agent  will  promptly  notify  each  Lender of its
receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                (E) There may not be more than three (3) different LIBOR Loans in effect hereunder at any time.

        2.3     MAXIMUM INTEREST RATE.

                In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender (including any laws of the United States, Canada, Hong Kong or Puerto Rico or any state, division, territory or province thereof) with respect to loans of the type provided for hereunder (the "MAXIMUM RATE"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess. Without limiting the generality of this SECTION 2.3, if any provision of any of the Loan Documents would obligate Applica Canada, Applica Asia or any other Foreign Subsidiary to make any payment of interest with respect to any Obligations in an amount calculated at a rate that would be prohibited by applicable law or would result in the receipt of interest with respect to any Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada) or other applicable law), then such provision shall be deemed to be adjusted solely with respect to Applica Canada, Applica Asia or such other Foreign Subsidiary with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be prohibited by applicable law with respect to Applica Canada, Applica Asia or such other Foreign Subsidiary or result in any Lender's receipt of interest with respect to any sums paid by Applica Canada at a criminal rate.

                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

        3.1     MANDATORY PAYMENTS OF TERM LOAN.

                (A) The Borrowers shall repay the aggregate principal balance of the Term Loan, together with all accrued and unpaid interest thereon as follows: (i) thirteen (13) equal installments of $5,000,000 each, on the last day of each September, December, March and June, commencing on September 30, 2009; and (ii) on the Termination Date, a final payment in an amount equal to the outstanding amount of all principal and accrued interest thereon. All payments required to be made hereunder or under any of the other Loan Documents shall be made in Dollars.

                (B) Subject to the Additional Debt Intercreditor Agreement, all proceeds of any Asset Disposition with respect to any Collateral by a Loan Party received by a Loan Party (other than Applica Canada, in which event the Loan Parties shall transfer an amount equal to such Net Proceeds to Agent for application to the Obligations to the extent required hereunder and after the date on which Applica Canada is required hereunder or by the Applica Canada Security Agreement or otherwise following the occurrence and during the continuance of an Event of Default, Applica Canada shall remit proceeds of its Collateral to the Agent) shall be paid to the Agent, promptly upon the receipt thereof by such Loan Party, for application to the Term Loan, except as provided in SECTION 7.9. Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, such prepayment shall not be required to the extent the Borrower reinvests such proceeds of such Asset Disposition, or a portion thereof, in assets of a kind then used or usable in the business of the Borrowers, within three hundred sixty-five (365) days after the date of such Asset Disposition or enters into a binding commitment thereof within said three hundred sixty-five (365) day period and subsequently makes such reinvestment. No provision contained in this SECTION 3.1 shall constitute a consent to any Asset Disposition that is not otherwise permitted by the express terms of this Agreement.

        3.2     EARLY TERMINATION FEE.

                In the event that the Borrowers shall prepay the Obligations at any time, in whole or in part, or the Termination Date occurs, for any reason, prior to the Stated Termination Date, the Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, a fee (the "EARLY TERMINATION FEE") in respect of amounts which are paid or become payable by reason thereof equal to the following: (i) 6.5% of the amount of Term Loan prepaid if the Termination Date shall occur at any time on or before December 28, 2008; (ii) 5.2% of the amount of Term Loan prepaid if the Termination Date shall occur at any time on or after December 29, 2008 but on or before December 28, 2009; (iii) 3.9% of the amount of Term Loan prepaid if the Termination Date shall occur at any time on or after December 29, 2009 but on or prior to December 28, 2010; (iv) 2.6% of the amount of Term Loan prepaid if the Termination Date shall occur at any time on or after December 29, 2010; and (v) 1.3% of the amount of Term Loan prepaid if the Termination Date shall occur at any time on or after December 29, 2011 but on or prior to the Termination Date. All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the early termination of this Agreement and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof.

        3.3     RESERVED.

        3.4     RESERVED.

        3.5     LIBOR LOAN PREPAYMENTS.

                Except as otherwise expressly provided in this Agreement, in connection with any prepayment, if any LIBOR Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent on behalf of the Lenders the amounts described in SECTION 4.4.

        3.6     PAYMENTS BY THE LOAN PARTIES.

                (A) All payments to be made by the Loan Parties shall be made without set off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Loan Parties shall be made to the Agent for the account of the Lenders at the Payment Account or such other account designated by the Agent in writing and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (New York time) on the date such payment is due and shall be deemed to have been received (subject to final collection) on the Business Day that Agent receives such items in immediately available funds for purposes of calculating the amount of interest accrued thereon. Any payment received by Agent after 12:00 noon (New York time) shall be deemed to have been received on the next Business Day thereafter and any applicable interest and other charges shall continue to accrue for such period.

                (B) Subject to the provisions set forth in the definition of "INTEREST PERIOD," whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        3.7     RESERVED.

        3.8     APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS.

                Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Term Loan to which such payments relate held by each Lender) and payment of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of the Term Loan, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrowers; second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of the Term Loan; fourth, to pay or prepay principal of the Term Loan; and fifth, to the payment of any other Obligations. Notwithstanding anything to the contrary contained in this Agreement, neither Agent nor any Lender shall apply any payments which it receives to any LIBOR Loan, unless (a) so directed by the Borrowers, (b) an Event of Default has occurred and is continuing or (c) such payments are applied on the expiration date of the Interest Period applicable to any such

LIBOR Loan. For so long as an Event of Default has occurred and is continuing, the Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

        3.9     INDEMNITY FOR RETURNED PAYMENTS.

                If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, or any Affiliate of the Agent or a Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this SECTION 3.10 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 3.10 shall survive the termination of this Agreement.

        3.10    AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS.

                The Agent shall record the principal amount of the Loans owing to each Lender from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans. The Loan Parties agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Loan Parties and an account stated (except for corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed.

                                   ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

        4.1     TAXES.

                (A) Any and all payments by any Loan Party to a Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Indemnified Taxes. If a Loan Party shall be required by law to deduct or withhold any Indemnified Taxes from or in respect of any sum payable hereunder to any Lender or Agent, then:

                        (I) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                        (II) the Loan Parties shall make such deductions and withholdings;

                        (III) the Loan Parties shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law or, if being contested in good faith, set up adequate reserves for such Indemnified Taxes; and

                        (IV) the Loan Parties shall also pay to each Lender or Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender documents (in reasonable detail) as being necessary to preserve the after-tax yield such Lender would have received if such Taxes had not been imposed.

                (B)     In  addition,  the Loan  Parties  shall  pay all  Other
Taxes.

                (C) The Loan Parties agree to indemnify and hold harmless each Lender and the Agent for the full amount of Indemnified Taxes and Other Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within thirty
(30) days after the date such Lender or Agent makes written demand therefor.

                (D) Without limiting the generality of the foregoing provisions of this SECTION 4.1, with respect to each payment under any of the Loan Documents by Applica Canada or Applica Asia to any Lender that is not, in respect of such payment, a resident of Canada for the purposes of the Tax imposed pursuant to Part XIII of the ITA, or a resident of Hong Kong for any similar applicable law of Hong Kong, including any fees or charges payable pursuant to this Agreement, such amount shall be increased as necessary so that after all required deductions or withholdings of such Tax are made (including deductions or withholdings applicable to additional sums paid under this Section), the Agent and such Lender receive an amount equal to the sum that it would have received had no such Tax been required and Applica Canada or Applica Asia (as applicable) shall forthwith on written demand by the Agent to be accompanied by reasonable substantiation thereof,or any Lender remit to the Agent or such Lender, as the case may be, the full amount of the aforesaid increase.

                (E) At the Agent's written request, within thirty (30) days after the date of any payment by the Loan Parties of Taxes or Other Taxes, the Loan Parties shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                (F) If the Loan Parties are required to pay additional amounts to any Lender or the Agent pursuant to SUBSECTIONS (B) OR (C) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Loan Parties which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                (G) In respect of amounts paid or credited by a Loan Party that is resident in Canada for purposes of the ITA to or for the benefit of a particular Lender that is an "AUTHORIZED FOREIGN BANK" for purposes of the ITA, the obligations under this SECTION 4.1 to pay an additional amount shall apply where the particular Lender is liable for tax under Part XIII of the ITA in respect of such payment, even if the Loan Party is not required under the ITA to deduct or withhold an amount in respect of Taxes on such payment and this
SECTION 4.1 shall apply, mutatis mutandis, as if the Loan Party was required to deduct or withhold an amount in respect of such Taxes.

                (H) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
SECTION 4.1 shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder and the termination of this Agreement and any other Loan Document.

        4.2     ILLEGALITY.

                (A) If any Lender determines, based upon advice from legal counsel, that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Loans, then, on notice thereof by that Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Loans shall be suspended until that Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

                (B) If a Lender determines that it is unlawful to maintain any LIBOR Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Loans. In the event such Lender shall have determined that it is no longer unlawful for it to maintain a LIBOR Loan, it shall promptly give notice to the Borrowers and Agent. If the Borrowers are required to so prepay any LIBOR Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan. Notwithstanding anything to the contrary in this Agreement, the Borrowers shall not be liable for any losses, or be required to reimburse an Lender as set forth in SECTION 4.4 to the extent a LIBOR Loan has been prepaid in accordance with this SECTION 4.2.

        4.3     INCREASED COSTS AND REDUCTION OF RETURN.

                (A) If any Lender determines, based upon advice from legal counsel, that due to either (i) the introduction of or any change in the interpretation of any Requirement of Law or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs or, alternatively, in the case where the increased costs are material to Borrowers or are in excess of the cost of a Base Rate Loan, the Borrowers may choose to prepay such LIBOR Loan and concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, a Base Rate Loan in the amount of such repayment; PROVIDED, HOWEVER, that no Lender shall be entitled to claim any additional amount hereunder with respect to the period which is more than thirty (30) days prior to the date the Lender actually became aware of such additional amounts; PROVIDED, FURTHER, that notwithstanding anything to the contrary in this Agreement, the Borrowers shall not be liable for any losses, or be required to reimburse any Lender as set forth in SECTION 4.4 to the extent a LIBOR Loan has been prepaid in accordance with this SECTION 4.3(A).

                (B) If any Lender shall have determined, based upon advice from legal counsel, that (i) the introduction of any Capital Adequacy
Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon written demand of such Lender to the Borrowers through the Agent and submission of reasonable substantiation thereof, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such non-material increase; PROVIDED, however, that no Lender shall be entitled to claim any such additional amount with respect to the period which is more than thirty (30) days prior to the date the Lender actually became aware of such additional amounts.

        4.4     FUNDING LOSSES.

                The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                (A) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Loan;

                (B) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                (C)     the  prepayment  or  other  payment   (including  after
acceleration thereof) of any LIBOR Loans on a day that is not the last day of the relevant Interest Period;

excluding any such loss of anticipated profit but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

        4.5     INABILITY TO DETERMINE RATES.

                If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Continuation/Conversion then submitted by it. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

        4.6     CERTIFICATES OF AGENT.

                If any Lender claims  reimbursement or compensation  under this
Article 4, Agent shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

        4.7     OBLIGATION TO MITIGATE.

                (A) Subject to SECTION 4.7(B) below, each Lender and the Agent agrees that, as promptly as practicable after the officer of such Lender or Agent responsible for administering the Loans of such Lender or the Agent, as the case may be, becomes aware of the occurrence of any event or the existence of a condition that would cause such Lender to receive increased payments from the Borrowers under SECTION 4.1, SECTION 4.2 or SECTION 4.3, it will, to the extent not inconsistent with the formal internal policies of such Lender or the Agent and any applicable Requirement of Law, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or the affected Loans of such Lender or the Agent through another lending office of such Lender or the Agent or (ii) take such other actions as such Lender or the Agent may deem reasonable to cause the additional amounts that the Borrowers would be required to pay the Lender or the Agent under SECTION 4.1,
SECTION 4.2 or SECTION 4.3 to be reduced.

                (B)     The  Borrowers  may, in their sole  discretion,  on ten
(10) Business Days prior written notice to the Agent and the applicable Lender, cause a Lender who has (i) incurred increased costs or is unable to make LIBOR Loans, or (ii) made any claim for taxes under SECTION 4.1 hereof, (and such Lender shall) to assign, pursuant to SECTION 11.2 hereof, all of its rights and obligations under this Agreement to an Eligible Assignee designated by the Borrowers and reasonably acceptable to the Agent which is willing to become a

Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, and any accrued but unpaid fees with respect to such Agreement; PROVIDED, HOWEVER, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, SECTION 4.4 hereof) shall be payable by the Borrowers as if the Borrowers had prepaid the Loans of such Lender rather than such Lender having assigned its interest hereunder. The Borrowers or such assignee shall pay the applicable processing fee under SECTION 11.2 hereof.

        4.8     SURVIVAL.

                The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.


                                   ARTICLE 5
               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

        5.1     BOOKS AND RECORDS.

                The Borrowers shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(A). The Borrowers shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Loan Parties shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as required under the Security
Agreement as to the Borrowers party thereto, as required under the Applica Canada Security Agreement as to Applica Canada, and as required under the Applica Asia Security Agreement as to Applica Asia.

        5.2     FINANCIAL INFORMATION.

                The Loan Parties shall promptly furnish to the Agent all such financial information regarding any Loan Party's or other Consolidated Member's financial and business affairs as the Agent shall reasonably request. Without limiting the foregoing, the Loan Parties will furnish to the Agent, via electronic notice or otherwise, in sufficient copies for distribution by the Agent to each Lender (and upon receipt, the Agent shall promptly distribute to the Lenders), in such reasonable detail as the Agent or the Lenders shall request, the following:

                (A)     As soon as  available,  and in any event within  ninety
(90) days after the close of each Fiscal Year, audited consolidated balance sheets, income statements, cash flow statements and changes in stockholders' equity and unaudited consolidating balance sheets and income statements for the Consolidated Members for such Fiscal Year, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Consolidated Members as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and be accompanied by a report thereon that is not subject to an Impermissible Qualification by independent certified public accountants selected by the Loan Parties and reasonably satisfactory to the Agent. Such statements also shall be accompanied by a report regarding the Loan Parties prepared in accordance with special procedures reasonably required by the Agent in connection with such audit. Each Loan Party hereby authorizes the Agent to communicate, together with a representative of the Loan Parties, directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Consolidated Members and to discuss directly with the Agent and a representative of the Loan Parties the finances and affairs of the Consolidated Members.

                (B) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of each Fiscal Year), consolidated unaudited balance sheets of the Consolidated Members as at the end of such Fiscal Quarter, and consolidated unaudited income statements and cash flow statements for the Consolidated Members for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Consolidated Members as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to
SECTION 5.2(A). The Loan Parties shall certify by a certificate signed by their chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly the financial position of the Consolidated Members as at the dates thereof and its results of operations for the periods then ended.

                (C) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter other than the fourth Fiscal Quarter of each Fiscal Year (but within sixty (60) days after the end of the Fiscal Quarter ending December 31, 2007), consolidated unaudited balance sheets of the Reporting Loan Parties as at the end of such Fiscal Quarter, and consolidated unaudited income statements for the Reporting Loan Parties for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Reporting Loan Parties as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and the Latest Projections for the then current Fiscal Year, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(A). The Reporting Loan Parties shall certify by a certificate signed by their chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly the financial position of the Reporting Loan Parties as at the dates thereof and its results of operations for the periods then ended.

                (D)     As soon as  available,  and in any event within  thirty
(30) days after the end of each month commencing with the month of January 2008, consolidated unaudited balance sheets of the Reporting Loan Parties as at the end of such month, and consolidated unaudited income statements for the Reporting Loan Parties for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Reporting Loan Parties as at the date thereof and for such periods, including an itemization of depreciation, amortization and Unfinanced Capital Expenditures, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and the Latest Projections for the then current Fiscal Year, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 5.2(A). The Reporting Loan Parties shall certify by a certificate signed by their chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly the financial position of the Reporting Loan Parties as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments and the absence of footnotes.

                (E) With each of the audited Financial Statements delivered pursuant to SECTION 5.2(A), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                (F) Within thirty (30) days after the end of each month, a certificate of the chief financial officer of the Loan Parties (i) setting forth in reasonable detail the calculations required to establish that the Reporting Loan Parties were in compliance with the covenant set forth in
SECTION 7.27 during the period covered in such Financial Statements and as at the end thereof irrespective of whether compliance with the covenant set forth in SECTION 7.27 was required during such period, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Loan Parties are, at the date of such certificate, in compliance in all material respects with all covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

                (G) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a certificate of the chief financial officer of the Loan Parties (i) describing and analyzing in reasonable detail all material trends, changes, and developments in the business of the Loan Parties and (ii) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. The Loan Parties' obligation to deliver to Agent a certificate of the type contemplated by this Section 5.2(g) shall be satisfied by filings by the Loan Parties with the Securities and Exchange Commission under the Exchange Act (including sections of such filings entitled "Management's Discussion and Analysis") so that the Loan Parties shall be obligated to deliver such a certificate to Agent only if they no longer are required to file applicable financial information with the Securities and Exchange Commission under the Exchange Act.

                (H) No later than forty-five (45) days after the Fiscal Year beginning July 1, 2008, and no later than the beginning of each Fiscal Year thereafter, annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Reporting Loan Parties as at the end of and for each month of such Fiscal Year.

                (I) Promptly after filing with the PBGC, the IRS or other applicable Governmental Authority, a copy of each annual report or other filing filed with respect to each Plan of the Loan Party.

                (J) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Consolidated Member with the Securities and Exchange Commission under the Exchange Act, and all material reports, notices, or statements sent by the Borrowers to holders of any equity interests of Parent (other than routine non-material correspondence sent by the trustee under any indenture under which the same is issued).

                (K) As soon as available, and in any event not later than fifteen (15) days after any Loan Party's receipt thereof, a copy of all management reports and final management letters prepared by any independent certified public accountants of any Loan Party.

                (L) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Parent make available to its shareholders.

                (M) If requested by Agent in writing, promptly after filing with the IRS or other applicable Governmental Authority, a copy of each tax return filed by any Loan Party.

                (N)     As soon as  available,  and in any event within  twenty
(20) days after the end of the first and second month of each Fiscal Quarter (in each case, for such month), and within thirty (30) days after the end of the last month of each Fiscal Quarter (in each case, for such month), a Borrowing Base Certificate as of the last day of such month, and a report showing the beginning and ending balances of all intercompany loans, advances or investments ("Intercompany Accounts") for such month.

                (O) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Loan Party.

                (P) On the last Business Day of each month, duplicate original bank statements for the preceding month in respect of the Applica Canada Blocked Agreement and the Applica Asia Blocked Agreement.

        5.3     NOTICES TO THE LENDERS.

                The Loan Parties shall notify the Agent and the Lenders in writing of the following matters at the following times:

                (A) Immediately after becoming aware of any Default or Event of Default;

                (B) Immediately after becoming aware of the assertion by the holder of any Debt of any Borrower or any Subsidiary in a face amount in excess of $1,000,000 that a default exists with respect thereto or that any Loan Party is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                (C) Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

                (D) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                (E) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Loan Party in a manner which could reasonably be expected to have a Material Adverse Effect;

                (F) Immediately after becoming aware of any violation of any Requirement of Law affecting any Loan Party which could reasonably be expected to have a Material Adverse Effect;

                (G) Immediately after receipt of any notice of any violation by any Loan Party of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Loan Party is not in compliance with any Environmental Law or is investigating any Loan Party where such non-compliance could reasonably be expected to have a Material Adverse Effect;

                (H) Immediately after receipt of any written notice that any Loan Party is or may be liable to any Person as a result of the Release or threatened Release or that any Loan Party is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

                (I) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Loan Party for an amount in excess of $1,000,000;

                (J)     Any  change in any Loan  Party's  name as it appears in
the state of its incorporation or other organization, jurisdiction of incorporation or organization, type of entity, organizational identification number, locations of Collateral other than those set forth in SECTION 4 of the Security Agreement, or form of organization, trade names under which a Loan Party sells Inventory or creates Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least ten (10) days prior thereto;

                (K) Within ten (10) Business Days after any Loan Party or any ERISA Affiliate knows that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, which could reasonably be expected to have a Material Adverse Effect, and, when known, any action taken or threatened by the IRS, the CRA, the DOL, the PBGC, the FSCO or any other Governmental Authority with respect thereto;

                (L) Upon Agent's written request, or, in the event that such filing reflects a change with respect to the matters covered thereby, which could reasonably be expected to have a Material Adverse Effect within three (3) Business Days after the filing thereof with the PBGC, the DOL, the IRS, the FSCO or any other applicable Governmental Authority as applicable, copies of the following: (i) each annual report (form 5500 series), including SCHEDULE B thereto, filed with the PBGC, the FSCO, the DOL, the IRS or the CRA with respect to each Pension Plan and in the case of any Pension Plan governed by the PBA, each report, valuation, request for amendment, whole or partial withdrawal or termination or other variation, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, the IRS, the CRA, the FSCO or any other applicable Governmental Authority with respect to any Pension Plan and all communications received by the Borrowers or any ERISA Affiliate from the PBGC, the CRA, the DOL, the IRS, the FSCO or any other applicable Governmental Authority with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, the FSCO, the IRS, the CRA or any other applicable Governmental Authority, with respect to each Plan by either a Loan Party or any ERISA Affiliate;

                (M)     Upon Agent's written request,  copies of each actuarial
report for any Pension Plan or Multi-employer Plan and annual report received for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by a Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC, the FSCO or any other applicable Governmental Authority's intention to terminate a Pension Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS, the FSCO or any other applicable
Governmental  Authority  regarding  the  qualification  of a Pension Plan under
Section 401(a) of the Code, the PBA or other applicable laws; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                (N) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Pension Plan which increase a Loan Parties' annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Pension Plan which could reasonably be expected to have an annual aggregate cost of $1,000,000 or more, or the commencement of contributions to any Pension Plan to which the Loan
Parties or any ERISA Affiliate was not previously contributing; or (ii) any material failure by a Loan Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code, the PBA or other applicable laws on or before the due date for such installment or payment; or

                (O) Within three (3) Business Days after a Loan Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan, or (iv) Reportable Event or Termination Event in respect of any Pension Plan.

                Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Loan Party or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

        5.4     REVISIONS OR UPDATES TO SCHEDULES.

                Should any of the information or disclosures provided on any of the schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers from time to time shall deliver to the Agent and the Lenders, together with an officer's certificate of the type required pursuant to SECTION 5.2(H), such revisions or updates to such schedule(s) whereupon such schedules shall be deemed to be amended by such revisions or updates, as may be necessary or appropriate to update or correct such schedule(s), PROVIDED, HOWEVER, that, notwithstanding the foregoing, (a) no such revisions or updates to SCHEDULES 6.5, 6.11-6.16, 6.19, 6.24, 6.25 OR 6.27 shall be deemed to have amended, modified, or superseded any such schedules as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedules, unless and until the Agent shall have received and acknowledged to the Loan Parties in writing such revisions or updates to any such schedules and
(b) no such revisions or updates to SCHEDULE 6.9 shall be deemed to have amended, modified, or superseded such Schedule as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of such schedule, unless and until the Required Lenders shall have received and acknowledged to the Loan Parties in writing such revisions or updates to such schedule; PROVIDED FURTHER, however, that Agent's receipt and acknowledgment to Loan Parties of any revisions or updates to such schedules shall not affect the application of, and obligations of the Loan Parties to comply with, any relevant provision of Article 7 of this Agreement.


                                   ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

                To induce Agent and the Lenders to enter into this Agreement and to make available the Commitments, each Borrower warrants and represents to Agent and each Lender that:

        6.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS.

                Each Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Loan Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Loan Party, and, assuming this Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Agent and each of the Lenders hereto, constitute the legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with their respective terms. Each Loan Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of an Loan Party or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which such Loan Party or any of its Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to the such Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of the Loan Parties or any of their Subsidiaries.

        6.2     VALIDITY AND PRIORITY OF SECURITY INTEREST.

                The provisions of this Agreement, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except to the extent provided for in the Additional Debt Intercreditor Agreement and except for those Liens identified in clauses (a), (c), (d), (e), (g), (h), (i) and (j) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Loan Parties and all third parties.

        6.3     ORGANIZATION AND QUALIFICATION.

                Each Loan Party:

                (A) is duly organized or incorporated and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation;

                (B) is qualified to do business and is in good standing in the jurisdictions set forth on SCHEDULE 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except where the failure to so qualify would have a Material Adverse Effect; and

                (C) has all requisite power and authority to conduct its business and to own its property.

        6.4     RESERVED.

        6.5     SUBSIDIARIES.

                SCHEDULE 6.5 is a correct and complete list of the name and relationship to the Borrowers of each and all of the Borrowers' Subsidiaries (specifying whether such Subsidiaries are Domestic Subsidiaries or Foreign Subsidiaries). Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization set forth on SCHEDULE 6.5, (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property.

        6.6     FINANCIAL STATEMENTS AND PROJECTIONS.

                (A) The Borrowers have delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Consolidated Applica Parties as of June 30, 2007, and for the six months then ended, accompanied by the report thereon of the Borrowers' independent certified public accountants, Grant Thornton LLP. The Borrowers have also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income for the Consolidated Applica Parties as of October 31, 2007. All such Financial Statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Consolidated Applica Parties as at the dates thereof and their results of operations for the periods then ended.

                (B) The Borrowers have delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Consolidated Salton Parties as of June 30, 2007, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrowers' independent certified public accountants, Grant Thornton LLP. The Borrowers have also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income for the Consolidated Salton Parties as of October 31, 2007. All such Financial Statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Consolidated Salton entities as at the dates thereof and their results of operations for the periods then ended.

                (C) The Latest Projections when submitted to the Agent as required herein represent the Loan Parties' good faith estimate of the future financial performance of the Loan Parties for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Loan Parties believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders; PROVIDED, HOWEVER, it being recognized by Agent and Lenders that such projections are not to be viewed as facts and that actual results during the period or periods covered by any such projections will likely differ from the projected results.

                (D) All Financial Statements hereafter delivered to Agent and Lenders pursuant to this Agreement shall be prepared in accordance with GAAP and fairly present the financial positions and results of operations of the Persons described therein at the dates and for the periods indicated.

        6.7     RESERVED.

        6.8     SOLVENCY.

                Each Loan Party is Solvent prior to and after giving effect to the Term Loan to be made on the Closing Date and shall remain Solvent during the term of this Agreement.

        6.9     DEBT.

                After giving effect to the making of the Term Loan on the Closing Date, the Loan Parties have no material Debt, except (a) the Obligations; (b) Debt described on SCHEDULE 6.9 and (c) other Debt as permitted under SECTION 7.13.

        6.10    DISTRIBUTIONS.

                Except as set forth on SCHEDULE 6.10, since June 30, 2007, no Distribution has been declared, paid, or made upon or in respect of any Capital Stock of any Borrower or any Capital Stock of any other Loan Party (unless and to the extent that such Distribution was made to another Loan Party.

        6.11    REAL ESTATE; LEASES.

                SCHEDULE 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate, all leases and subleases of real property held by each Loan Party as lessee or sublessee, and all leases and subleases of real property held by each Loan Party as lessor, or sublessor in excess of $100,000 annually. To the knowledge of each Loan Party, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. To the knowledge of each Loan Party or party hereto, each Loan Party has good and marketable title in fee simple to the Real Estate identified on
SCHEDULE 6.11 as owned by such Loan Party, or valid leasehold interests in all Real Estate designated therein as "LEASED" by such Loan Party, free of all Liens except Permitted Liens and those Liens that, when taken as a whole, could not reasonably be expected to have a Material Adverse Effect.

        6.12    PROPRIETARY RIGHTS.

                SCHEDULE 6.12 sets forth a correct and complete list of all of each Loan Party's material Proprietary Rights. None of the material Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 6.12. To the knowledge of each Loan Party, none of the

Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on SCHEDULE 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the Loan Parties' business.

        6.13    TRADE NAMES.

                All trade names or styles under which the Loan Parties currently or currently intend to sell Inventory or create Accounts, or to which Instruments in payment of Accounts may be made payable, are listed on SCHEDULE 6.13.

        6.14    LITIGATION.

                Except as set forth on SCHEDULE 6.14, there is no pending, or to the knowledge of any Loan Party, threatened, action, suit, proceeding, or counterclaim by any Person, or to the knowledge of any Loan Party, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

        6.15    LABOR DISPUTES.

                Except as set forth on SCHEDULE 6.15 or as required by the laws of a foreign jurisdiction as a condition to do business in such jurisdiction, as of the Closing Date (a) there is no collective bargaining agreement or other material labor contract covering employees of any Loan Party, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the knowledge of any Loan Party, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or for any similar purpose, and (d) there is no pending or, to the knowledge of any Loan Party, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or its employees which could be reasonably expected to have a Material Adverse Effect.

        6.16    ENVIRONMENTAL LAWS.

                Except as otherwise disclosed on SCHEDULE 6.16 or as could not reasonably be expected to have a Material Adverse Effect:

                (A) The Loan Parties have complied in all respects with all Environmental Laws except as could not reasonably be expected to have a Material Adverse Effect and no Loan Party nor any of its presently owned real property or presently conducted operations or any property now or previously in its charge, management or control to the extent any Loan Party was the non-complying party in connection with any property previously in its charge, management or control, nor to the knowledge of a Loan Party, its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                (B) Each Loan Party has obtained all permits necessary for its current operations under Environmental Laws and all such permits are in good standing and each Loan Party is in compliance with all material terms and conditions of such permits, except where the failure to obtain or comply with such permits could not reasonably be expected to have a Material Adverse Effect.

                (C) No Loan Party, nor, to the knowledge of a Loan Party, any of its predecessors in interest, has been or is in violation of any applicable law relating to the storage, treatment or disposal of any hazardous waste.

                (D) No Loan Party has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                (E) To the knowledge of the Loan Party, none of the present or past operations of the Loan Parties is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                (F) No Loan Party has filed, within the past five (5) years, any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                (G) No Loan Party has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property and any Governmental Authority) imposing material obligations or liabilities on any Loan Party with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                (H) None of the products manufactured, distributed or sold by a Loan Party during the period commencing on the date hereof and ending on the Stated Termination Date contain asbestos containing material.

                (I)     No  Environmental  Lien has attached to any of the Real
Estate.

        6.17    NO VIOLATION OF LAW.

                No Loan Party is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

        6.18    NO DEFAULT.

                No Loan Party is in default under any of the Additional Debt Documents or under any other note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which a Loan Party is a party or by which it is bound which default that could reasonably be expected to have a Material Adverse Effect.

        6.19    PLAN COMPLIANCE.

                Except as specifically disclosed in SCHEDULE 6.19:

                (A)     Each Plan is in  compliance  in all  material  respects
with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial, territorial or state law, except where the lack of such compliance could not reasonably be expected to have a Material Adverse Effect. Each Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS and to the knowledge of the Loan Parties, nothing has occurred which would cause the loss of such qualification except where the lack or absence of such qualification could not reasonably be expected to have a Material Adverse Effect. The Loan Parties and each ERISA Affiliate has made all required contributions to any Plan when due other than any contributions that could not reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period has been made with respect to any Pension Plan.

                (B) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (C) Except as could not reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        6.20    TAXES.

                Each Loan Party has filed all federal, provincial, state and other material Tax returns and reports required to be filed, and has paid all federal, provincial, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income, franchises or assets otherwise due and payable unless such unpaid Taxes and assessments would constitute a Permitted Lien or are being Properly Contested.

        6.21    REGULATED ENTITIES.

                No Loan Party nor any Person controlling a Loan Party is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940. No Loan Party is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

        6.22    MARGIN REGULATIONS.

                No Loan Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        6.23    COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC.

                Each Loan Party owns or is licensed or otherwise has the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, authorizations and other intellectual property rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed by the Loan Parties infringes upon any rights held by any other Person which infringement could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Borrower, threatened, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        6.24    MATERIAL AGREEMENTS.

                SCHEDULE 6.24 hereto sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date.

        6.25    BANK ACCOUNTS.

                SCHEDULE 6.25 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.

        6.26    GOVERNMENTAL AUTHORIZATION.

                No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, a Loan Party of this Agreement or any other Loan Document.

        6.27    CAPITALIZATION.

                SCHEDULE 6.27 sets forth, in each case as of the Closing Date (after giving effect to all of the Transactions), the number of authorized shares of Capital Stock of each of the Loan Parties and their first tier direct Foreign Subsidiaries, the number of such shares or other interests that are outstanding and the names of the record and beneficial owners of all such shares of Parent and each such Subsidiary. All such issued and outstanding shares or other interests are validly issued, fully paid and non-assessable.

        6.28    NO MATERIAL ADVERSE CHANGE.

                No Material Adverse Effect has occurred since June 30, 2007, except as otherwise disclosed (a) in the Borrowers' filings with the Securities and Exchange Commission under the Exchange Act or (b) to Agent and Lenders in writing prior to the Closing Date.

        6.29    FULL DISCLOSURE.

                None of the representations or warranties made by the Loan Party in the Loan Documents as of the date such representations and warranties are made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Loan Parties to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

        6.30    COMMON ENTERPRISE.

                The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of Loan Parties as a whole and the successful operation of each Loan Party is dependent on the successful performance and operation of each of the other Loan Parties. Each of the Loan Parties expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of each of the other Loan Parties. Each Loan Party expects to derive benefit (and the boards of directors or other governing body of each such Loan Party have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Loan Parties hereunder, both in their separate capacities and as members of a group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its corporate purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

        6.31    ANTI-TERRORISM LAWS.

                (A) GENERAL. No Loan Party or any Consolidated Member is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                (B)     EXECUTIVE ORDER NO. 13224.

                        (I) No Consolidated Member is any of the following (each a "BLOCKED PERSON"):

                                (1) a Person that is listed in the Annex to, or is otherwise subject to the
                                        provisions  of,   Executive  Order  No.
                                        13224;

                                (2) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                                (3) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                                (4)     a  Person  or  entity   that   commits,
                                        threatens  or  conspires  to  commit or
                                        supports   "terrorism"  as  defined  in
                                        Executive Order No. 13224;

                                (5) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

                                (6) a Person or entity who is affiliated with a Person or entity listed above.

                (C) No Loan Party or any Consolidated Member (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.


                                   ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

                Each Loan Party covenants to Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement or any of the Commitments are in effect:

        7.1     TAXES AND OTHER OBLIGATIONS.

                Each Loan Party shall (a) file when due (after taking into account any applicable extensions) all federal, state, provincial and other material Tax returns and other material reports which it is required to file;
(b) pay, or provide for the payment, when due, of all federal, state, provincial and other material Taxes, fees, assessments and other material governmental charges against it or upon its properties, income franchises or assets, make all required Tax withholdings and other Tax remittances and deposits, and provide to Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all valid claims of materialmen, mechanics, carriers, warehousemen, landlords, contractors, subcontractors, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER, so long as a Loan Party has notified Agent in writing, no Loan Party need pay any Tax, fee, assessment, or governmental charge that is being Properly Contested.

        7.2     LEGAL EXISTENCE AND GOOD STANDING.

                Each Loan Party shall maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

        7.3     COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES.

                Each Loan Party shall comply in all respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws) except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. No Loan Party shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

        7.4     MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY.

                Each Loan Party shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair in accordance with the standard of the Borrowers' industry and consistent with such Loan Party's past conduct, ordinary wear and tear excepted.

        7.5     INSURANCE.

                (A) Each Loan Party shall maintain with financially sound and reputable insurers, and in the manner customarily insured by similar businesses owning such properties, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business.

                (B) Subject to the Additional Debt Intercreditor Agreement, each of the Loan Parties shall cause Agent, for the benefit of Agent and the Lenders, to be named as secured party and loss payee or additional insured on all insurance policies covering Collateral. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement in respect of the insured property stating that the interest of Agent with respect to the Collateral shall not be impaired or invalidated by any act or neglect of the insured Person or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by Agent, photocopies of the policies, shall be delivered to Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders.

        7.6     INSURANCE AND CONDEMNATION PROCEEDS.

                Each Loan Party shall promptly upon becoming aware, notify the Agent and the Lenders of any material loss, damage, or destruction to the Collateral, whether or not covered by insurance. Subject to the Additional Debt Intercreditor Agreement, Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 3.9. With respect to any such proceeds payable to Applica Canada, the Borrowers shall transfer an amount equal to such proceeds to the Agent for application to the Obligations in accordance with SECTION 3.9.

        7.7     ENVIRONMENTAL LAWS.

                Each Loan Party shall conduct, and shall cause each Loan Party to conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall take, and shall cause each Loan Party to take, prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

        7.8     COMPLIANCE WITH ERISA.

                Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        7.9     ASSET DISPOSITIONS, MERGERS, DISSOLUTIONS.

                (A) No Loan Party shall transfer, sell, assign, lease as lessor, or otherwise dispose of all or any part of its property (including any Collateral), except, when no Default or Event of Default exists and would not result therefrom, for (i) sales of Inventory in the ordinary course of its business; (ii) a transfer of property (including Proprietary Rights) to a Loan Party by another Loan Party; (iii) a termination, transfer or other disposition of a lease of Real Estate or personal property that is not necessary to the conduct of such Loan Party's business in the ordinary course, could not reasonably be expected to have a Material Adverse Effect and does not result from a such Loan Party's default or failure to perform under such lease; (iv) a disposition of property that does not constitute Collateral; (v) a sale of Inventory (and Proprietary Rights related thereto) of a division or line of business of a Loan Party other than in the ordinary course of business in connection with and as part of the sale by such Loan Party of such division or line of business, PROVIDED that (A) the Loan Parties shall provide to Agent, not less than 5 Business Days prior to the closing of such sale, written notice of such sale (which notice shall describe in detail the division or line of business to be sold, the Inventory (and Proprietary Rights related thereto) to be sold in connection therewith and as part thereof and the economic and other material terms of such sale), (B) all Net Proceeds from such sale received by a Loan Party (other than Applica Canada, in which event the Borrowers shall transfer an amount equal to such Net Proceeds to Agent for application to the Obligations and after the date on which Applica Canada is required hereunder or by the Applica Canada Security Agreement or otherwise following the occurrence and during the continuance of an Event of Default, Applica Canada shall remit proceeds of its Collateral to Agent) are promptly remitted to Agent for application to the Obligations to the extent required hereunder, (C) no Default or Event of Default exists at the time of or after giving effect to such sale;
(vi) other sales, transfers or distributions (including Proprietary Rights) not exceeding $50,000,000 in any year; (vii) the conversion of Cash Equivalents to cash and the use of such cash to pay any of the Obligations or in the ordinary course of business of a Loan Party; or (viii) a sale (including a sale of Proprietary Rights) that has been consented to in writing by the Required Lenders, PROVIDED that, to the extent not otherwise provided hereinabove, in each of the cases described above in this SECTION 7.9, and subject to the Additional Debt Intercreditor Agreement, all Net Proceeds (to the extent constituting proceeds of Collateral) received by a Loan Party (other than Applica Canada, in which event the Borrowers shall transfer an amount equal to such Net Proceeds to Agent for application to the Obligations to the extent required hereunder and after the date on which Applica Canada is required hereunder or by the Applica Canada Security Agreement or otherwise following the occurrence and during the continuance of an Event of Default, Applica Canada shall remit proceeds of its Collateral to the Agent) are promptly remitted to the Agent for application to the Obligations.

                (B) No Loan Party shall enter into a transaction of merger, reorganization, consolidation or amalgamation except: (i) on or about the Closing Date, (A) SFP may merge with and into APN, with APN as the survivor of such merger, and (B) Applica may merge with and into ACP, with ACP as the survivor of such merger; and (ii) at any time after the Closing Date, when no Default or Event of Default exists and would not result therefrom, that (W)(1) Applica Mexico may merge with and into HP, with HP as the survivor of such merger, and (2) each of One Coffee, Sonex, HCD, SHI, Icebox, STL, Toastmaster, Family Products and APN may be merged with and into ACP, with ACP as the survivor of such merger, (X) any Domestic Subsidiary may merge or amalgamate into a Borrower, with such Borrower as the survivor of such merger; (Y) any Domestic Subsidiary may merge into any other Domestic Subsidiary, provided that if a Borrower is a party to such merger it shall be the survivor of such merger; and (Z) any Loan Party that is not a Borrower may merge or amalgamate into another Person that is not a Subsidiary if the Loan Party is the surviving party to such merger or amalgamation, provided that the requirements of the Security Agreement and all other Loan Documents are at all times satisfied and such merger or amalgamation does not violate any other provision of this Agreement.

                (C) As long as no Default or Event of Default exists or would result therefrom and provided the Borrowers give the Agent and the Lenders at least five (5) Business Days prior written notice, a Loan Party, other than a Borrower, may wind up, dissolve, or liquidate if none of the Collateral (except Collateral having a fair value of $1,000,000 or less, in aggregate) is sold or otherwise disposed of except on terms acceptable to the Agent (acting at the direction or with the consent of the Required Lenders or pursuant to this SECTION 7.9) or if such Collateral is sold or otherwise disposed of to another Loan Party, any Net Proceeds of Collateral received by a Loan Party (other than Applica Canada, in which event the Borrowers shall transfer an amount equal to such Net Proceeds to Agent for application to the Obligations and after the date on which Applica Canada is required hereunder or by the Applica Canada Security Agreement or otherwise following the occurrence and during the continuance of an Event of Default, Applica Canada shall remit proceeds of its Collateral to the Agent) in connection with any such winding up, dissolution or liquidation are, to the extent required hereunder, promptly remitted to the Agent for application to the Obligations, and any remaining property not sold or otherwise disposed of is transferred to the Borrowers or another Loan Party subject to the Agent's Liens.

        7.10    DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS.

                No Loan Party shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except for Permitted Distributions, (ii) make any change in its capital structure which could have a Material Adverse Effect or (iii) make or have any Restricted Investment;

        7.11    ACQUISITIONS.

                No Loan Party shall make any Acquisition other than a Permitted Acquisition.

        7.12    THIRD PARTY GUARANTIES.

                No Loan Party shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent, (b) Guaranties in favor of the holders of the Additional Debt, or (c) unsecured Guaranties of Debt incurred by a Foreign Subsidiary in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

        7.13    DEBT.

                No Loan Party shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on SCHEDULE 6.9; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $10,000,000 at any time;
(d) Debt consisting of Permitted Intercompany Advances to the extent consistent with SECTION 7.28; (e) Debt evidencing a refinancing, refunding, renewal or extension of the Debt described on SCHEDULE 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended,
(iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refinancing, refunding, renewal or extension are not materially less favorable to such Loan Party, the Agent or the Lenders than the original Debt;
(f) Debt in respect of Hedge Agreements entered into for non-speculative purposes related to hedging interest rates, currency values and commodities in connection with the Core Business; (g) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (h) Debt arising by reason of Guaranties by a Loan Party permitted under SECTION 7.12(B); (i) the Additional Debt in an amount not to exceed $302,500,000; and (j) other unsecured Debt in an aggregate principal amount at any time outstanding not to exceed $1,000,000.

        7.14    PAYMENTS; PREPAYMENTS.

                No Loan Party shall prepay voluntarily any Subordinated Debt, except as permitted by the terms of this Agreement or any other Loan Document.

        7.15    TRANSACTIONS WITH AFFILIATES.

                Except as permitted under SECTION 7.9, SECTION 7.10, SECTION 7.12, SECTION 7.13(A), SECTION 7.13(D), SECTION 7.13(H), SECTION 7.28 and except as set forth below, no Loan Party shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services) to any Affiliate that is not a Loan Party or lend or advance money or property to any Affiliate that is not a Loan Party, or invest in (by capital contribution or otherwise) or purchase or repurchase any Capital Stock or indebtedness, or any property, of any Affiliate that is not a Loan Party, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate that is not a Loan Party. Notwithstanding the foregoing, if no Default or Event of Default is in existence or would result therefrom, any Loan Party may engage in transactions with an Affiliate in the ordinary course of such Loan Party's business consistent with past practices and upon terms no less favorable to such Loan Party than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

        7.16    [RESERVED].

        7.17    [RESERVED].

        7.18    [RESERVED].

        7.19    [RESERVED].

        7.20    INVESTMENT BANKING AND FINDER'S FEES.

                With the exception of the fees due to the Lead Arranger, no Loan Party shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Loan Parties shall defend and indemnify the Agent and the Lenders and their Affiliates against and hold them harmless from all claims of any Person that a Loan Party is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender and their Affiliates in connection therewith.

        7.21    BUSINESS CONDUCTED.

                The Loan Parties shall not and shall not permit any of their Subsidiaries to, engage directly or indirectly, in any line of business other than the Core Business or those businesses that reasonably and rationally develop from such Core Business from time to time.

        7.22    LIENS.

                No Loan Party shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except
(a) Permitted Liens, and (b) Liens securing Capital Leases and purchase money Debt permitted in SECTION 7.13.

        7.23    [RESERVED].

        7.24    NEW SUBSIDIARIES.

                The Loan Parties shall not, directly or indirectly, organize, create, acquire, or permit to exist any Subsidiary except for non first tier level Foreign Subsidiaries and as otherwise permitted by this SECTION 7.24. The Loan Parties shall (a) in the event of the acquisition or creation of any Subsidiary (a "New Subsidiary") cause to be delivered to Agent, for the benefit of itself and the Lenders; (b) in the event of the acquisition or creation of any Domestic Subsidiary, cause to be delivered to Agent, for the benefit of itself and the Lenders, each of the following, in each case to be duly executed and delivered by such Subsidiary within (30) Business Days of the acquisition or creation of such Subsidiary (i) a Guaranty with respect to all of the Obligations, (ii) a security agreement in substantially the form of the
Security Agreement, and (iii) if such Subsidiary has any material leased locations where Inventory is located, a Collateral Access Agreement with respect thereto; and (c) in the event of the acquisition or creation of any Subsidiary subject to the provisions of clauses (a) or (b) above, cause to be delivered to Agent for the benefit of the Lenders each of the following within the time periods indicated therein: (i) an opinion of counsel to such Subsidiary dated as of the date of the delivery of the other documents required to be delivered pursuant to this SECTION 7.24 and addressed to the Agent and Lenders, in form and substance identical to the opinion of counsel delivered pursuant to SECTION 8.1(A)(XVIII) hereof on the Closing Date with respect to any Guarantor; and (ii) current certified copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, or appropriate committees thereof (and, if required by such Organizational Documents or Operating Documents or by applicable law, of the shareholders), of such Subsidiary authorizing it to enter into the agreements required under this SECTION 7.24 and evidence satisfactory to Agent (confirmation of the receipt of which will be provided by Agent to the Lenders) that such Subsidiary is Solvent as of such date after giving effect to such Guaranty and Security Agreement.

        7.25    FISCAL YEAR.

                Except as set forth on SCHEDULE 7.25, the Borrowers shall not change, and shall not permit any other Loan Party to change, their Fiscal Year.

        7.26    [RESERVED].

        7.27    [RESERVED].

        7.28    USE OF PROCEEDS.

                The Loan proceeds shall be used by the Borrowers solely for one or more of the following purposes:

                        (I) to refinance existing Debt of the Borrowers (the "REFINANCING") and to finance part of the Merger,

                        (II)    to  pay  fees  and  expenses   related  to  the
                Transaction, and

                        (III) to finance the ongoing working capital and other general corporate purposes of (a) the Loan Parties, and
                (b) other Subsidiaries. In no event shall any portion of the Loan proceeds be used by a Loan Party or any Subsidiary, directly or indirectly, to purchase or carry Margin Stock, to repay or otherwise refinance indebtedness of a Loan Party or others incurred to purchase or carry Margin Stock, to extend credit for the purpose of purchasing or carrying any Margin Stock, or to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or any other applicable laws, other than a Permitted Acquisition.

        7.29    [RESERVED].

        7.30    ANTI-TERRORISM LAWS.

                No Loan Party shall conduct any business or engage in any transaction or dealing with any Blocked Person (as defined in SECTION 6.31(B)), including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or engage in or conspire to engage in any transaction with the intent to evade, avoid or violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA PATRIOT Act. Loan Parties shall deliver to Agent and Lenders any certification or other evidence reasonably requested from time to time by Agent or any Lender confirming Loan Parties' compliance with this SECTION 7.30.

        7.31    [RESERVED].

        7.32    BLOCKED ACCOUNTS.

                Subject to the Additional Debt Intercreditor Agreement:

                (A)     The  Borrowers  and  Applica   Canada  shall   promptly
establish  and  maintain  Blocked  Accounts,   pursuant  to  lockbox  or  other
arrangements acceptable to the Agent, with such Blocked Accounts to be maintained with Bank or such other banks as may be selected by the Borrowers and be reasonably acceptable to Agent. The Borrowers and Applica Canada shall issue to such banks irrevocable letters of instruction directing such banks to deposit all payments or other remittances received in the lockboxes to the Blocked Accounts.

                (B) The Borrowers and Applica Canada shall enter into agreements, in form satisfactory to the Agent, with the banks at which the Blocked Accounts are maintained. Pursuant to such agreements, (a) prior to any such bank's receipt of a Springing Dominion Notice from the Agent (or, at any time that Additional Debt is outstanding or commitments under the Additional Debt Documents exist, the Additional Debt Agent), such bank shall remit all funds deposited into the Blocked Accounts pursuant to the instructions of the Borrowers or Applica Canada, as applicable, and (b) after such bank's receipt of a Springing Dominion Notice, such bank shall immediately, and without further consent of or notice to Borrowers or any other Loan Party, transfer to the Agent (or, at any time that Additional Debt is outstanding or commitments under the Additional Debt Documents exist, the Additional Debt Agent) all monies deposited to such Borrower Blocked Accounts solely pursuant to the instructions of the Agent (or, at any time that Additional Debt is outstanding or commitments under the Additional Debt Documents exist, the Additional Debt Agent) until delivery of further notice by the Agent (or, at any time that Additional Debt is outstanding or commitments under the Additional Debt Documents exist, the Additional Debt Agent); PROVIDED, THAT the Agent agrees not to deliver a Springing Dominion Notice until the commencement of a Springing Period. If a Springing Period subsequently ends, then the Agent will withdraw the Springing Dominion Notice until the commencement of a subsequent Springing Period.

                (C) All funds deposited in the Blocked Accounts shall be subject to Liens of the Agent. The Borrowers and Applica Canada shall obtain the agreements (in favor of and in form and content satisfactory to the Agent) by the banks at which the Blocked Accounts are maintained to waive any offset rights against the funds deposited into the Blocked Accounts, except offset rights for customary administrative charges. No Agent or Lender assumes any responsibility to Borrowers or any other Loan Party for any such lockbox arrangements or Blocked Accounts, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                (D) The Borrowers and Applica Canada shall request in writing that all payments on Accounts or otherwise relating to Collateral of Borrowers or Applica Canada are made directly to the Blocked Accounts (or a lockbox relating to the Blocked Accounts). If Borrowers receive, or Applica Canada receives, cash or payment items with respect to any Collateral, they shall hold the same in trust for the Agent (or, at any time that Additional Debt is outstanding or commitments under the Additional Debt Documents exist, the Additional Debt Agent) and promptly (not later than the second Business Day after receipt) deposit the same into a Blocked Account.

                (E) At any time other than during a Springing Period, the Borrowers and Applica Canada may retain all cash balances contained in the Blocked Accounts. During a Springing Period, the Borrowers and Applica Canada shall not retain any such balances, and the Agent (or, at any time that Additional Debt is outstanding or commitments under the Additional Debt Documents exist, the Additional Debt Agent) shall have the sole and exclusive right to withdraw funds from time to time in the Blocked Accounts and all amounts so collected by the Agent shall be remitted to the Payment Account in accordance with SECTION 3.7.

                (F) At any time other than during a Springing Period, Applica Americas may retain all cash balances in the Applica Americas Blocked Account. At any time during a Springing Period, Applica Americas shall not retain any such balances (other than any portion thereof attributable to Argentine operations of Applica Americas), and the Agent (or, at any time that Additional Debt is outstanding or commitments under the Additional Debt Documents exist, the Additional Debt Agent) shall have the sole and exclusive right to withdraw funds (other than any portion thereof attributable to Argentine operations of Applica Americas), from time to time in the Applica Americas Blocked Account and all amounts so collected by the Agent shall be remitted to the Payment Account in accordance with SECTION 3.7.

        7.33    ADDITIONAL DEBT DOCUMENTS.

                The Borrowers will not: (a) agree or consent to amend or modify any of the Additional Debt Documents if as a result thereof the holders of the Additional Debt would be in breach of their covenants in the Additional Debt Intercreditor Agreement or (b) fail to provide prompt written notice to Agent of any amendment to or modification of any of the Additional Debt Documents, including any amendment or modification that would have the effect of extending the Termination Date (as defined in the Additional Debt Documents) for payment of the Additional Debt. The Borrowers covenant and agree that they will furnish to the Agent prompt written notice of the occurrence of any Default or Event of Default as defined in and occurring under the Additional Debt Documents.

        7.34    APPLICA ASIA COVENANTS.

                (A) Applica Asia may from time to time be requested by Applica Consumer Products and Applica Canada to collect, or otherwise be in possession of, payments in respect of Accounts of Applica Consumer Products or Applica Canada owing by certain customers of Applica Consumer Products or Applica Canada to which goods are sold and delivered from locations outside of the United States and Canada to a customer in the United States or Canada (each such Account of Applica Consumer Products or Applica Canada being referred to as an "APPLICA ASIA SERVICED ACCOUNT"). The Borrowers shall promptly notify the Agent in writing of each Account of Applica Consumer Products or Applica Canada that is an Applica Asia Serviced Account, to the extent that any such Account is to be included in the Borrowing Base, at the time that any such Account is included in the Borrowing Base. Applica Asia shall promptly cause all payments received by it with respect to any Applica Asia Serviced Accounts to be deposited into one or more depository accounts (with each such depository account to be subject to the Applica Asia Blocked Account Agreements) and shall cause each depository bank in which it may deposit any such payments or proceeds to be automatically wire transferred to the Payment Account or such other bank account as may be designated by the Agent in writing from time to time. Pending any such remittance to the Agent, Applica Asia shall hold all such payments (and any other proceeds of Collateral in its possession from time to time) as the bailee and agent, for Lien perfection purposes, of the Agent and Lenders and in trust for the benefit of the Agent and Lenders. Applica Asia shall not commingle any other monies with any payments received in respect of the Applica Asia Serviced Accounts, except other proceeds of Collateral, and shall promptly remit all such payments and other Collateral proceeds to the Agent for application to the Obligations in accordance with the terms of this Agreement. Each such remittance by Applica Asia shall be without setoff, deduction or recoupment. In no event shall Applica Asia permit any Lien or other encumbrance to exist with respect to any depository account into which it may deposit such payments or Collateral proceeds. If payments are received by Applica Asia from any customer of Applica Consumer Products or Applica Canada in a currency other than Dollars, Applica Asia shall promptly remit to the Agent, in accordance with the foregoing terms of this Section, the Dollar Equivalent of the currency received by Applica Asia.

                (B) Applica Asia, Applica Consumer Products and Applica Canada acknowledge, represent, stipulate and agree that (i) all goods sold and delivered by Applica Consumer Products to any Person, irrespective of the name under which any invoice is rendered for such sale or the identity of the Loan Party that may collect any amount owing in connection with any such sale, shall be and constitute Accounts owned solely by Applica Consumer Products and all such invoices shall in any event indicate on their face that amounts due and payable in connection with such sale shall be due and owing to Applica Consumer

Products or Applica Asia on behalf of Applica Consumer Products, whether or not amounts owing in connection therewith are to be remitted to or are collected by Applica Asia; (ii) all goods sold and delivered by Applica Canada to any Person, irrespective of the name under which any invoice is rendered for such sale or the identity of the Loan Party that may collect any amount owing in connection with any such sale, shall be and constitute Accounts owned solely by Applica Canada and all such invoices shall in any event indicate on their face that amounts due and payable in connection with such sale shall be due and owing to Applica Canada or to Applica Asia on behalf of Applica Canada, whether or not amounts owing in connection therewith are to be remitted to or are collected by Applica Asia; and (iii) all invoices with respect to any Applica Asia Serviced Account shall show the seller and payee on the face of the invoice as Applica Canada or Applica Consumer Products, as appropriate, or Applica Asia "as agent" for either of them.

                (C) Applica Asia hereby subordinates any and all liabilities, claims or Debts at any time or times owing by Applica Consumer Products or Applica Canada to Applica Asia, whether now owed or hereafter incurred or arising, whether evidenced by any note, instrument or other agreement and whether arising under the applicable Agency Agreement or otherwise, to the full and final payment of the Obligations, PROVIDED that, prior to the occurrence of any Event of Default, Applica Consumer Products and Applica Canada are authorized to make payments to Applica Asia pursuant to the terms of the applicable Agency Agreement as in effect on the date hereof or as hereafter amended with the consent of the Agent.

        7.35    POST-CLOSING COVENANTS.

                After the Closing Date, the Loan Parties shall cooperate with the Agent and Lenders, diligently and in good faith, to cause to be executed, delivered or otherwise procured for the benefit of itself and Lenders, the following documents and agreements:

                (A) From and after the Closing Date, no Loan Parties shall pay to SHK a commission on goods purchased by such Loan Party from SHK.

                (B) (A) UCC or PPSA financing statements with respect to all Collateral held by Loan Parties not party to the Original Credit Agreement as may be requested by the Agent, duly executed by the respective Loan Parties, to the extent any such Liens may be perfected under the UCC or PPSA, and (B) with respect to any Loan Party not party to the Original Credit Agreement located in, or organized under the laws of, Canada, all filings and recordations required by Requirements of Law of Canada (including under the PPSA), as the case may be, in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien in all the Collateral, including Accounts and Deposit Accounts of such Loan Party.

                (C) Any notices in respect of account control agreements of the Loan Parties under the Additional Debt Documents to notify depositary banks as to Agent's lien.

                (D) The execution and delivery of the Applica Canada Security Agreement by Applica Canada.

                (E)     The  execution  and  delivery  of  the  Applica  Canada
Guaranty.

                (F) Any Intellectual Property Notices or other filings or notices required in respect of patents, trademarks, copyrights and other intellectual property.

                (G) Not later than January 31, 2008, execute and deliver to Agent, in form and substance reasonably acceptable to Agent, a deed of trust with respect to Real Estate owned by the Loan Parties located at (i) 1801 N. Stadium Boulevard, Columbia, Missouri 65202, (ii) 1401 Morgan Street, Boonville, Missouri, (iii) 708 S. Missouri Street, Macon, Missouri, and (iv) 17160 Plant Road, Laurinburg, North Carolina 28352.

        7.36    FURTHER ASSURANCES.

                The Loan Parties shall execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                                   ARTICLE 8
                             CONDITIONS OF LENDING

        8.1     CONDITIONS PRECEDENT TO MAKING OF TERM LOAN.

                The obligation of the Lenders to make the Term Loan hereunder on the Closing Date is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                (A) The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and the Lenders:

                        (I) copies of the certificate of incorporation and organizational document of each of the Loan Parties, with all amendments, if any, certified by the appropriate Governmental Authority (PROVIDED that upon request by any Loan Party and with the consent of the Agent, any such certificate, to the extent not provided on the Closing Date, may be provided within thirty (30) days of the Closing Date, so long as an uncertified copy thereof has been delivered to the Agent together with a written statement by a Responsible Officer confirming that such copy is true, correct, and complete), and the bylaws, regulations, operating agreement, or similar governing document of each Loan Party, in each case certified by the corporate secretary, general partner, or comparable authorized representative of such Loan Party, as being true and correct and in effect on the Closing Date;

                        (II) certificates of incumbency and specimen signatures with respect to each Person authorized to execute and deliver this Agreement and the other Loan Documents on behalf of each Loan Party and each other Person executing any document, certificate, or instrument to be delivered in connection with this Agreement and the other Loan Documents and, in the case of the Borrowers, to request the Term Loan;

                        (III) a certificate evidencing the existence of each Loan Party, and certificates evidencing the good standing of each Loan Party in the jurisdiction of its organization and in each other jurisdiction in which it is required to be qualified as a foreign business entity to transact its business as presently conducted, PROVIDED that upon request by any Loan Party and with the consent of the Agent, certificates of good standing for any Loan Party from a Governmental Authority other than the jurisdiction of its organization, legal domicile and chief executive office, to the extent not provided on the Closing Date, may be provided within thirty (30) days of the Closing Date;

                        (IV) this Agreement and the other Loan Documents duly executed and delivered by each Loan Party and each other Person that is a party thereto;

                        (V) certified copies of all action taken by each Loan Party to authorize the execution, delivery, and performance of this Agreement, the other Loan Documents, and with respect to the Borrowers, the borrowing of the Term Loan;

                        (VI) a certificate of each Loan Party signed by a Responsible Officer:

                                (A) stating that all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Closing Date, after giving effect to the Loans to be made at such time and the application of the proceeds thereof,

                                (B) stating that no Default or Event of Default exists,

                                (C) specifying the account of the Borrowers which is a Designated Account, and

                                (D) certifying as to such other factual matters as may be reasonably requested by the Agent;

                        (VII) (A) duly executed UCC-3 termination statements or assignments with respect to the UCC and such other releases or instruments, in each case in form and substance satisfactory to the Agent, as in each case shall be necessary to terminate and satisfy all Liens, except Permitted Liens, on the property of the Loan Parties, to the extent the Agent's Liens therein may be perfected under the UCC and (B) releases, terminations or other instruments under the Requirements of Law of Canada (including under the PPSA and other applicable law), and such other releases or instruments, in each case in form and substance satisfactory to the Agent, in each case as shall be necessary to terminate and satisfy all Liens, except Permitted Liens, on all the Collateral, including the Accounts and Deposit Accounts of any Loan Party;

                        (VIII) the amendment and restatement of the Security Agreement and the Pledge Agreement.

                        (IX) payment in immediately available funds of the $1,877,600.00 upfront fee;

                        (X) the Additional Debt Intercreditor Agreement duly executed and delivered by the holders of the Additional Debt;

                        (XI) a certificate, signed by the chief financial officer of the Borrowers, that, after giving PRO FORMA effect to the Transaction, each Borrower and other Loan Party is Solvent; and

                        (XII) such other documents and instruments as the Agent or any Lender may reasonably request.

                (B) No Event of Default shall exist or would exist after giving effect to the Transaction, including the Term Loan to be made;

                (C) Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement;

                (D) All proceedings taken in connection with the execution of this Agreement, the other Loan Documents, and all documents and papers relating thereto shall be reasonably satisfactory in form, scope, and substance to the Agent and the Lenders;

                (E) Without limiting the generality of the items described above, the Loan Parties and each Person guaranteeing or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items required by the Agent hereunder;

                (F) Agent shall have received: such pro forma financial statements and annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) as it may reasonably request, including, without limitation, annual forecasts for the period commencing on July 1, 2008 and ending on June 30, 2012, for the Consolidated Members and Loan Parties, with the 12-month period commencing on January 1, 2008 and ending on December 31, 2008 to be provided on a month-by-month basis;

                (G) Agent shall have received satisfactory evidence that the Additional Debt facility has been consummated on terms reasonably acceptable to Agent, and Agent shall have received true, correct and complete copies of the Additional Debt Documents certified by a Responsible Officer;

                (H) Agent shall have received satisfactory evidence that the Merger has been consummated in accordance with the Merger Agreement and all applicable law and regulatory approvals and otherwise on terms reasonably acceptable to Agent, and Agent shall have received true, correct and complete copies of the Merger Agreement (including all schedules and exhibits thereto) certified by a Responsible Officer;

                (I) The final material terms and conditions of each aspect of the Transaction, including all tax aspects thereof, shall be consistent with the description thereof received in writing from Borrowers prior to the Closing Date and otherwise reasonably satisfactory to Agent and Lenders (including a determination of the exposure, if any, of taxes owing by the Consolidated Salton Parties to CRA or any other Governmental Authority in connection with the Consolidated Salton Parties' Canadian operations prior to the Closing
Date), and Agent shall have received all agreements, instruments and documents relating to the Transaction certified by a Responsible Officer;

                (J)     [Intentionally Omitted];

                (K) Agent shall have received satisfactory evidence that at least 92% of the ownership interest in the Parent shall be owned, directly or indirectly, by Equity Investors, that 100% of the ownership interest in ACP shall be owned indirectly by Parent, that all Capital Stock of the Loan Parties shall be owned directly or indirectly by Parent;

                (L) All notices to, or consents, authorizations or approvals of, all Governmental Authorities and all other Persons (including, without limitation, Hart-Scott-Rodino clearance) necessary in connection with the Transaction have been provided and received, and all applicable waiting periods have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse conditions on the Loan Parties or such transactions or that could threaten any of the foregoing, and no applicable law or regulation shall be applicable which in the reasonable judgment of Agent could have such effect;

                (M) There shall be no pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                (N) Agent and Lenders shall be reasonably satisfied with the amount, terms, conditions and holders of all intercompany Debt between the Loan Parties and all Subsidiaries that are not Loan Parties and all other Debt and material liabilities owing by Loan Parties to other Persons outstanding on and after the Closing Date;

                (O)     Agent and Lenders  shall be reasonably  satisfied  that
(i) the Loan Parties will be able to meet their obligations under all Pension Plans, (ii) except for the employee benefit plans of Toastmaster, the Pension Plans of the other Loan Parties and their ERISA Affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, and
(iii) no ERISA Event has occurred or is contemplated as to any such Pension Plan. Agent and Lenders shall also be reasonably satisfied with the shortfall with respect to the employee benefit plan of Parent and the impact of any required catch-up payments on the Borrowers.

                (P) Agent and Lenders shall have satisfactory evidence that all Canadian assets and operations of the Consolidated Salton Parties shall have been assigned, transferred or otherwise conveyed to Applica Canada, including receipt by Agent and Lenders of (i) a true and correct copy of a bill of sale and/or other agreement evidencing the conveyance of such assets and operations by the Consolidated Salton Parties to Applica Canada, and (ii) a true and correct copy of the assignment of the lease of Real Estate located in Canada under which one or more of the Consolidated Salton Parties is the tenant and other material agreements relating to the Consolidated Salton Parties' Canadian operations and any requisite consent to such assignment.

                The acceptance by the Borrowers of the Term Loan shall be deemed to be a representation and warranty made by the Loan Parties to the effect that all of the conditions precedent to the making of such Term Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Loan Parties, dated the Closing Date, to such effect. Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 8.1, and (ii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

        8.2     LIMITED WAIVER OF CONDITIONS PRECEDENT.

                If Lenders shall make the Term Loan or otherwise extend credit to Borrowers at any time when any of the conditions precedent set forth in
SECTION 8.1 are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to the Agent or any Lender), the funding of such Loan or other extension of credit shall not operate as a waiver of the right of the Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by the Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless the Agent, with the prior written consent or at the direction of the Required Lenders, in writing waives the satisfaction of any conditions precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such waiver.


                                   ARTICLE 9
                               DEFAULT; REMEDIES

        9.1     EVENTS OF DEFAULT.

                It shall constitute an event of default ("EVENT OF DEFAULT") if any one or more of the following shall occur for any reason:

                (A) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

                (B) any representation or warranty made or deemed made by a Loan Party in this Agreement or by a Loan Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                (C) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTIONS 5.2(N), 7.9-7.32 of this Agreement or SECTION 11 of the Security Agreement, or any Loan Party shall fail to remit proceeds of Accounts or Inventory of a Borrower to the Agent as required by this Agreement or any of the other Loan Documents, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in SECTIONS 5.2 (A)-(F), 5.3 (A)-(J), or 7.34 (other than a default of a kind described in clause (i) of this SECTION 9.1(C)) or any Loan Party shall fail to remit proceeds of Collateral (other than proceeds of Accounts or Inventory of a Borrower) to the Agent as required by any of the Loan Documents; and such default shall continue for five (5) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which any Loan Party and the Agent or any Lender are a party and such default shall continue for twenty (20) days or more;

                (D) any default which has not been waived shall occur with respect to (i) Debt of the Borrowers evidenced by or arising under the Additional Debt Documents, (ii) Debt of the Borrowers' Affiliates under the UK Credit Facility or (iii) any Debt (other than the Obligations and Debt contemplated by clauses (i) or (ii) hereof) of any Loan Party in an outstanding principal amount which exceeds $2,500,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Loan Party, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                (E) any Loan Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file any proposal or notice of intent to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation or readjustment of its debts or which seeks to stay or has the effect of staying any creditor or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy, insolvency, liquidation, winding up, corporate or similar act or law, provincial, territorial state, federal or foreign (including the BIA or the CCAA), now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, proposal, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                (F) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Loan Party or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy, insolvency, liquidation, winding up, corporate or similar act or law (including the BIA or the CCAA), provincial, territorial state, federal or foreign, now or hereafter existing and either such petition, proposal or proceeding shall not be dismissed within forty-five (45) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                (G) a receiver, interim receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for any Loan Party or for all or any part of its property shall be appointed or a warrant of attachment, execution, writ of seizure or seizure and sale or similar process shall be issued against any part of the property of any Loan Party or any distress or analogous process is levied upon all or any part of any Loan Party;

                (H) any Loan Party shall file a certificate of dissolution or like process under applicable law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, except as permitted under SECTION 7.9(C);

                (I) all or any material part of the Collateral shall be taken or impaired through condemnation and Availability on the date of condemnation is less than $30,000,000; or all or any material part of the property of any Loan Party shall be nationalized, expropriated or otherwise appropriated, or custody or control of such property or of such Loan Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority or any other Person, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                (J) any Loan Document (including the Applica Canada Guaranty, the Applica Asia Guaranty or any other Guaranty from a Loan Party) shall be terminated, rescinded, revoked or declared void or invalid or unenforceable (or any Loan Party shall attempt or purport to terminate, rescind, revoke or declare void, invalid or unenforceable any Loan Document) or any material Loan Document is challenged by any Loan Party or any Affiliate;

                (K) one or more judgments, orders, decrees or arbitration awards is entered against any one or more Loan Parties for $2,500,000 or more in excess of the amount of insurance coverage provided by independent third party insurers which do not dispute coverage and (whether or not covered by insurance), any such judgment, order, decree or arbitration award shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                (L) payment by a Loan Party under an agreement of Guaranty issued by such Loan Party with respect to any Debt of a Foreign Subsidiary, or entry of a judgment, order, decree or arbitration award against a Loan Party with respect to any such agreement of Guaranty, in either case in an aggregate amount in excess of $10,000,000 during the term of this Agreement;

                (M) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Loan Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                (N) there is filed against any Loan Party any action, suit or proceeding under any federal, state or foreign racketeering, money, laundering or proceeds of crime statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                (O) for any reason other than the failure of the Agent after the Closing Date to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any material Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                (P) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Loan Parties or any ERISA Affiliate under applicable laws in an aggregate amount in excess of $2,500,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans (excluding the Salton Europe Pension and Life Assurance Scheme) at any time exceeds $5,000,000; (iii) the Loan Parties or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan or any other required amounts, in an aggregate amount in excess of $2,500,000; or (iv) any Lien (save for contribution amounts not yet due) arises in connection with any Plan;

                (Q) (i) a Change of Control shall occur or (ii) Applica Canada or Applica Asia ceases to be a Wholly-Owned Subsidiary of Applica (whether directly or indirectly through one or more other Wholly-Owned Subsidiaries); or

                (R)     the  Black  &  Decker   License   Agreement   shall  be
terminated, revoked or declared void or invalid or unenforceable for any reason.

        9.2     REMEDIES.

                        (I) If a Default or an Event of Default has occurred and is continuing, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrowers: (A) terminate this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, HOWEVER, that upon the occurrence of any Event of Default described in Sections
                9.1(e),   9.1(F),   9.1(G),   9.1(H),   all  Obligations  shall
                automatically become immediately due and payable without notice or demand of any kind and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

                        (II) If an Event of Default has occurred and is continuing: the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents, the UCC, the PPSA, and other applicable law.


                                  ARTICLE 10
                              TERM AND TERMINATION

        10.1    TERM.

                The term of this Agreement shall end on the Stated Termination Date unless sooner terminated by the Borrowers pursuant to SECTION 3.2 or by the Agent pursuant to SECTION 10.2.

        10.2    TERMINATION BY AGENT.

                The Agent may (and, upon direction from the Required Lenders, shall) terminate this Agreement, without notice, upon or after the occurrence and during the continuance of an Event of Default. Upon the effective date of any such termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, and accrued and unpaid interest) shall become immediately due and payable and shall be paid forthwith by the Borrowers.

        10.3 EFFECT OF TERMINATION. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Loan Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral). In no event shall any termination of this Agreement, whether such termination is made by the Borrowers or the Agent, operate to terminate or otherwise affect any indemnification liability or obligation of any Loan Party under this Agreement or any of the other Loan Documents, all of which indemnification liabilities and obligations shall survive any such termination and continue in full force and effect.


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


                                  ARTICLE 11
          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

        11.1    AMENDMENTS AND WAIVERS.

                (A) (i) Subject to clause (II) of this SECTION 11.1(A), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders), the Loan Parties (except that no consent of the Loan Parties shall be required in the case of amendments of ARTICLE 12 as long as such amendment does not impose any additional, or change any, obligations on the Loan Parties) and the Borrower Agent and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; (ii) notwithstanding the foregoing, no such waiver, amendment, or consent shall, unless consented to in writing by each affected Lender (or the Agent with the consent of each affected Lender) and the Borrower Agent, do any of the following:

                                (A) Increase or extend the Commitment of any Lender (other than as contemplated in Section 1.5;

                                (B) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                                (C) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                                (D) change the percentage of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                                (E) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

                                (F) release any Loan Parties from their obligations under this Agreement or any of the other Loan Documents, release any Guaranties of the Obligations, contractually subordinate the priority of Agent's Liens or release Collateral other than as permitted by SECTION 12.11; or

                                (G)     amend  the   definition   of  "Required
                        Lenders" or "Pro Rata Share".

                (B) If the Agent requests the consent of the Lenders to any proposed amendment, waiver or consent (a "Proposed Change") that requires the consent of the Required Lenders, the Supermajority Lenders or all Lenders and Lenders holding forty percent (40%) or more of the Commitments provide their consent to such Proposed Change, but the consent of one or more other Lenders is not obtained (each such Lender whose consent is not obtained as described in this clause (b) being referred to as a "NON-CONSENTING LENDER") within a period of five (5) Business Days after the date of request for such consent by the Agent, then, so long as the Agent is not a Non-Consenting Lender, at the Loan Parties' request, the Agent or an Eligible Assignee (but no Non-Consenting
Lender or group of Non-Consenting Lenders) shall have the right (but not the obligation), with the Agent's approval, to purchase from any Non-Consenting Lender, and each Non-Consenting Lender agrees that it shall sell, such Non-Consenting Lender's Commitment for an amount equal to the principal balance thereof and all accrued interest and fees (except any fees arising in connection with such purchase that would otherwise arise under SECTION 4.4, for which the Loan Parties shall not be liable) with respect thereto through the date of sale pursuant to an Assignment and Acceptance Agreement, without premium or discount.

        11.2    ASSIGNMENTS; PARTICIPATIONS.

                (A) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably delayed or withheld) and, if no Event of Default exists, the Borrower Agent (which consent shall not be unreasonably delayed or withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or the Borrower Agent shall be required in connection with any assignment and delegation by a Lender to another Lender or an Affiliate of, or a fund managed by, such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that the Loan Parties and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Loan Parties and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Loan Parties and the Agent an Assignment and Acceptance in the form of EXHIBIT D ("ASSIGNMENT AND Acceptance") together with any note or notes subject to such assignment, (iii) except for an assignment to an Affiliate, the Assignee has paid to the Agent a processing and recordation fee in the amount of $5,000 and (iv) Agent shall have received any forms required by SECTION 12.10.

                (B) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights to be indemnified for Indemnified Taxes under SECTION 4.1(C)) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                (C) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Loan Parties to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or any of them or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                (D)     Immediately  upon  satisfaction of the  requirements of
SECTION 11.2(A), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee.

                (E) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of a Loan Party (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in SECTION 11.1(A) (I), (II) AND (III), and all amounts payable by the Loan Parties hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                (F) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                  ARTICLE 12
                                  THE AGENT

        12.1    APPOINTMENT AND AUTHORIZATION.

                Each Lender hereby designates and appoints Harbinger Capital Partners Master Fund I, Ltd. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender authorizes the Agent to enter into each of the Loan Documents described herein to which the Agent is to be a party on or after the Closing Date, and each Lender acknowledges that prior to the Closing Date, Agent entered into certain Loan Documents as described herein or otherwise made available to Lenders (including the Additional Debt Intercreditor Agreement), and, to the extent that any Lender is not otherwise a party to any such Loan Documents, acknowledges and agrees that Agent may bind each Lender to the terms thereof and to take or refrain from taking all actions authorized or permitted thereunder. The Agent agrees to act as such on the express conditions contained in this ARTICLE 12. The provisions of this ARTICLE 12 are solely for the benefit of the Agent and the Lenders and the Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein, nor shall anything contained in this ARTICLE 12 limit any rights the Loan Parties have or may have as against Agent, any Lender or any other Agent-Related Person. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to SECTION 9.2, and, with respect to any such action so taken, if exercised in good faith, Agent shall have no liability to the Lenders for any errors in judgment.

        12.2    DELEGATION OF DUTIES.

                The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

        12.3    LIABILITY OF AGENT.

                None of the Agent Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any other Consolidated Member, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other Consolidated Member or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any other Consolidated Member.

        12.4    RELIANCE BY AGENT.

                The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by SECTION 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        12.5    NOTICE OF DEFAULT.

                The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or any of the Loan Parties referring to


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this  Agreement,  describing  such Default or Event of Default and stating that such notice is a "NOTICE OF DEFAULT." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall promptly take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with SECTION 9; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

        12.6    CREDIT DECISION.

                Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Loan Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties or the other Consolidated Members, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Loan Parties. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any other Consolidated Member which may come into the possession of any of the Agent Related Persons.

        12.7    INDEMNIFICATION.

                Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in SECTION 14.11; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent Related Persons of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to result from such Person's gross negligence or willful misconduct or from the breach of any representation, warranty or covenant contained herein or in another Loan Document by such Indemnified Person. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out of pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration,


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

modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        12.8    AGENT IN INDIVIDUAL CAPACITY.

                The Agent and its branches and Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and other Consolidated Members and their Affiliates as though the Agent were not the Agent hereunder and without notice to or consent of the Lenders. The Agent or its branches and Affiliates may receive information regarding the Loan Parties and other Consolidated Members, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Loan Parties and other Consolidated Members) and acknowledge that except as required by the Loan Documents and applicable law, the Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Agent in its individual capacity.

        12.9    SUCCESSOR AGENT.

                The Agent may resign as Agent upon at least thirty (30) days prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Agent sells all of its Term Loan as part of a sale, transfer or other disposition by the Agent of substantially all of its loan portfolio, the Agent shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Loan Parties, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Notwithstanding anything herein to the contrary, the Borrowers shall have the right to consult with the Agent and the Lenders in the choice of any such successor Agent so long as no Event of Default exists.

        12.10   WITHHOLDING TAX.

                (A) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or


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

a reduction of, U.S. withholding tax under SECTIONS 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                        (I) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (II) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W 9; and

                        (III) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

                Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (B) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Loan Parties to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                (C) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by SECTIONS 1441 and 1442 of the Code.

                (D) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (A) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                (E) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent


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

fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent. For any period with respect to which a Lender has failed to provide the Loan Parties and Agent with the appropriate form pursuant to this Section 12.10 (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 4.1(A), 4.1(B) OR 4.1(C) hereof with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes at such Lender's expense.

        12.11   COLLATERAL MATTERS.

                (A) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the payment and satisfaction in full of all Loans and all other Obligations; (ii) constituting property being sold or disposed of if the applicable Loan Party certifies to the Agent that the sale or disposition is made in compliance with SECTION 7.9 and SECTION 3.1 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; PROVIDED that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $2,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $4,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Loan Parties at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this SECTION 12.11.

                (B) Upon receipt by the Agent of any authorization required pursuant to SECTION 12.11(A) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Loan Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any material obligation or entail any material consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by any Loan Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                (C)     The Agent shall have no obligation whatsoever to any of
the Lenders to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or


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

to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

        12.12   RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                (A) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to a Loan Party or any accounts of a Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Loan Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                (B) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Loan Party to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        12.13   AGENCY FOR PERFECTION.

                Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC or the applicable provisions of the PPSA or other applicable law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

        12.14   PAYMENTS BY AGENT TO LENDERS.

                All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to


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

the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Term Loans or otherwise. Unless the Agent receives notice from the Loan Parties prior to the date on which any payment is due to the Lenders that the Loan Parties will not make such payment in full as and when required, the Agent may assume that the Loan Parties has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Loan Parties have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        12.15   SETTLEMENT.

                (A)

                        (I)     Each  Lender's  portion  of the  Term  Loans is
                intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Loans. Notwithstanding such agreement, the Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties or any other Consolidated Members) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans shall take place on a periodic basis reasonably selected by the Agent.

                        (II) All Loans shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder,
                (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                        (III) Unless the Agent receives notice from a Lender on or prior to the Closing Date that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of the Term Loan, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Closing Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Loan Parties on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Loan Parties on the Business Day following the Closing Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any


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

                Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Closing Date, the Agent will notify the Loan Parties of such failure to fund and, upon demand by the Agent, the Loan Parties shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the Closing Date, at a rate per annum equal to the Interest Rate applicable at the time to the Loans comprising that particular Borrowing. The failure of any Lender to make its Pro Rata share of the Term Loan on the Closing Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "DEFAULTING LENDER") shall not relieve any other Lender of its obligation hereunder to make it Pro Rata Share of the Term Loan on the Closing Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

                (B) RETENTION OF DEFAULTING LENDER'S PAYMENTS. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Loan Parties to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Loan Parties shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Loans, PROVIDED, HOWEVER, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Loan Parties of their duties and obligations hereunder.

                (C) REMOVAL OF DEFAULTING LENDER. At the Borrowers' request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees (except any fees in connection with such sale that would otherwise arise under SECTION 4.4 hereof, for which the Borrowers shall not be liable), without premium or discount.

        12.16   RESERVED.

        12.17   CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS.

                Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or Required Lenders in accordance with the terms of this Agreement or the other Loan


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Documents,  and  the  exercise  by  the  Agent  or  the  Required  Lenders,  as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loan, Hedge Agreements, and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

        12.18   FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS.

                (A)     By signing this Agreement, each Lender:

                        (I) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by or on behalf of the Agent;

                        (II) expressly agrees and acknowledges that the Agent does not (i) make any representation or warranty as to the accuracy of any Report, nor (ii) shall it be liable for any information contained in any Report;

                        (III) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;

                        (IV) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                        (V) without limiting the generality of any other indemnification provision contained in this Agreement, agrees:
                (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

        12.19   RESERVED.

        12.20 RELATION AMONG LENDERS. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.


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

        12.21 THE REGISTER. The Agent shall maintain a register (the "REGISTER"), which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the type of each Loan comprising the Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder or under the notes payable by the Borrowers to such Lender, and (iv) the amount of any sum received by the Agent from Borrowers or any other Loan Party and each Lender's Pro Rata Share thereof. The Register shall be available for inspection by Borrowers or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of the Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent. The Obligations are registered obligations and the right, title and interest of any Lender and their assignees in and to such Obligations shall be transferable only upon notation of such transfer in the Register. Solely for purposes of this Section
12.21 and for tax purposes only, the Agent shall be Borrowers' agent for purposes of maintaining the Register (but the Agent shall have no liability whatsoever to any Borrower or any other Person on account of any inaccuracies contained in the Register). This Section 12.21 shall be construed so that the Obligations are at all times maintained in "REGISTERED FORM" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations).


                                  ARTICLE 13
                     JUDGMENT CURRENCY; SERVICE OF PROCESS

        13.1    JUDGMENT CURRENCY.

                If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "ORIGINAL CURRENCY") into another currency (the "SECOND Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent or any Lender could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date on which judgment is given, or the preceding Business Day if such date is not a Business Day. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such payment or judgment, to indemnify the Agent or any Lender against such loss. The term "rate of exchange" in this Section 13.1 means the spot rate at which Agent or any Lender, in accordance with normal practices, is able on the


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relevant date to purchase the Original  Currency with the Second Currency,  and includes any premium and costs of exchange payable in connection with such purchase.

        13.2    AGENT FOR SERVICE OF PROCESS.

                Applica Canada and Applica Asia each hereby irrevocably designates and appoints the Borrower Agent, at the address for Borrower Agent shown herein, as the Agent of Applica Canada and Applica Asia to receive service of process in legal actions arising out of or related to this Agreement or any of the other Loan Documents and expressly agrees that service upon Borrower Agent shall constitute service upon Applica Canada and Applica Asia.


                                  ARTICLE 14
                                 MISCELLANEOUS

        14.1    NO WAIVERS; CUMULATIVE REMEDIES.

                No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Loan Parties and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

        14.2    SEVERABILITY.

                The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        14.3    GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.

                (A) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.


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

                (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS STATE OR FEDERAL COURTS LOCATED IN THE STATES OF NEW YORK, FLORIDA OR GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                (C) EACH OF THE LOAN PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED SEVEN (7) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

        14.4 WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES, EACH OF THE LENDERS AND THE AGENT IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE LOAN PARTIES, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.


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

        14.5    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                All of the Loan Parties' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

        14.6    OTHER SECURITY AND GUARANTIES.

                The Agent, may, without notice or demand and without affecting any Loan Party's obligations hereunder or under any other Loan Document, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

        14.7    FEES AND EXPENSES.

                Each Loan Party agrees to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs incurred by the Agent in connection with the negotiation, preparation, syndication and consummation of this Agreement or any of the other Loan Documents; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; (f) costs of appraisals, inspections, and verifications of the ABL Collateral, including reasonable travel, lodging, and meals for inspections of the ABL Collateral and the Loan Parties' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit), provided, that unless otherwise agreed by the Borrowers and the Agent, the Borrowers shall not be obligated to the Agent for any expenses set forth in this clause (f) for travel and visits to Loan Parties' facilities located outside of the United States or Canada; and (g) without duplication, costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, each Loan Party agrees to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees,


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

expenses and disbursements incurred by such other Lenders, including reasonable attorneys' fees and disbursements, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). If, for any reason (including inaccurate reporting by the Borrowers on financial statements or otherwise), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and the Borrowers shall pay to Agent, on written demand, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs, expenses or other amounts to be paid by the Loan Parties.

        14.8    NOTICES.

                (A) Except as otherwise expressly provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                If to the Agent:

                Harbinger Capital Partners Master Fund I, Ltd.
                c/o Harbinger Capital Partners Offshore Manager, LLC One Riverchase Parkway South
                Birmingham, AL 35244
                Attention: John McCullough
                Telecopy No.:  (205) 987-5505

                If to a Loan Party:

                Applica Consumer Products, Inc.
                3633 Flamingo Road
                Miramar, Florida 33027
                Attention: Chief Executive Officer
                Telecopy No.:  (954) 883-1714
                Email: terry.polistina@applicamail.com



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

                with a copy to:

                Applica Consumer Products, Inc.
                3633 Flamingo Road
                Miramar, Florida 33027
                Attention: General Counsel
                Telecopy No.:  (954) 883-1714
                Email: lisa.carstarphen@applicamail.com

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                (B) Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by SECTION 5.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under SECTION 1.2(K). Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic mail and voicemail may not be used as effective notice under the Loan Documents except as otherwise provided herein.

                (C) Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Loan Party even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Loan Party shall indemnify and hold harmless each Indemnified Person from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Loan Party.

        14.9    WAIVER OF NOTICES.

                Unless otherwise expressly provided herein, the Loan Parties waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which they might otherwise be entitled. No notice to or demand on a Loan Party which the Agent or any Lender may elect to give shall entitle the Loan Parties to any or further notice or demand in the same, similar or other circumstances.

        14.10   BINDING EFFECT.

                The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by any Loan Party without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.


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

        14.11   INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWERS.

                (A) Each Loan Party agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender, its Affiliates, and each of their respective officers, directors, employees, counsel, representatives, agents and attorneys in fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); provided that the Loan Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities determined in a final, non-appealable judgment by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive termination of the Commitments and payment of all other Obligations.

                (B) Each Loan Party agrees to indemnify, defend and hold harmless the Agent and the Lenders and their Affiliates from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to a Loan Party's or other Consolidated Member's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Loan Party's or other Consolidated Members' property or operations or property leased to a Loan Party or other Consolidated Member. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their Affiliates, and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

        14.12 AMENDMENT AND RESTATEMENT OF SECOND AMENDED CREDIT AGREEMENT; RELEASE.

                (A) This Agreement amends and restates, but does not discharge or satisfy any obligation of any party under, the Original Credit Agreement and the Original Guaranty and nothing herein shall constitute a novation or accord and satisfaction with respect to the Original Credit Agreement, the Original Guaranty or any of the Obligations. All "Obligations" under the Original Credit Agreement (to the extent not paid on or prior to the date hereof) and Original Guaranty, and all security interests, Liens, and collateral assignments granted to the Agent under the Original Credit Agreement, Original Guaranty or any of the other "Loan Documents" defined therein (other than the Pledge Agreements and Intellectual Property Notices), hereby are renewed and continued in full force and effect, and hereafter shall be governed by this Agreement or, to the extent appropriate, such other Loan Documents as further amended, restated or modified from time to time. All existing "Loan Documents" previously executed in connection with the Original Credit Agreement and the Original Guaranty (other than the Pledge Agreements and Intellectual Property Notices), shall continue in full force and effect, except to the extent such agreement is amended, restated or replaced in connection with this Agreement. Each of the parties hereto ratifies and reaffirms the Original Credit Agreement and the Original Guaranty as each is amended and restated hereby, and agrees that this Agreement embodies the entire understanding of the parties with respect to the subject matter hereof.

                (B) EACH LOAN PARTY HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES AGENT AND EACH LENDER, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, CONSULTANTS, LEGAL COUNSEL, SUCCESSORS AND ASSIGNS, FROM ALL CLAIMS, DEMANDS, SUITS, ACTIONS, CAUSES OF ACTION, RECKONINGS, AND LIABILITIES OF ANY NATURE, WHETHER KNOWN OR UNKNOWN, DUE OR TO BECOME DUE, ABSOLUTE OR CONTINGENT, LEGAL OR EQUITABLE OR DISPUTED OR UNDISPUTED, THAT ANY LOAN PARTY HAS OR MAY CLAIM TO HAVE AGAINST AGENT OR ANY LENDER AND THAT ARISES OUT OF OR RELATES TO ANY ACT, FAILURE TO ACT, TRANSACTION OR OCCURRENCE UNDER, IN CONNECTION WITH OR RELATED TO THE ORIGINAL CREDIT AGREEMENT, THE ORIGINAL GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED THAT NOTHING THEREIN SHALL OPERATE TO RELEASE AGENT OR ANY LENDER FROM PERFORMING ANY OF THEIR AGREEMENTS UNDER THIS AGREEMENT.

        14.13   FINAL AGREEMENT.

                This Agreement, together with the other Loan Documents, is intended by the Loan Parties, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement among them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof, except for the Fee Letter. Nothing contained herein shall be deemed to be or operate as a novation or an accord and satisfaction of any of the Obligations. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Loan Parties and a duly authorized officer of each of the Agent and the requisite Lenders.

        14.14   COUNTERPARTS.

                This Agreement may be executed in any number of counterparts, including facsimile copies thereof, and by the Agent, each Lender and the Loan Parties in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        14.15   CAPTIONS.

                The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

        14.16   RIGHT OF SETOFF.

                In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized (subject to the terms of SECTION 12.12(B)) at any time and from time to time, without prior notice to the Loan Parties, any such notice being waived by the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Loan Parties against any and all Obligations owing to such Lender or its Affiliates, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Loan Parties and the Agent after any such set off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF A LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

        14.17   CONFIDENTIALITY.

                The Agent and each Lender (each, a "LENDING PARTY") agrees to keep Confidential any information furnished or made available to it by any Loan Party (each, a "DISCLOSING PARTY") that is marked as confidential or, with respect to verbal information, explicitly identified as confidential when furnished ("CONFIDENTIAL INFORMATION").

                (A) For purposes of this Agreement, the term "Confidential Information" shall not include information that (i) is in the Lending Party's possession prior to it being provided by or on behalf of the Disclosing Party, provided that such information is not known by the Lending Party to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, a Disclosing Party (ii) is or becomes publicly available (other than through a breach of this Agreement by any Lending Party), or (iii) becomes available to the Lending Party on a non-confidential basis, provided that the source of such information was not known by the Lending Party to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

                (B) Notwithstanding the foregoing, a Lending Party may disclose Confidential Information to: (i) any governmental agency or regulatory body having or reasonably claiming to have authority to regulate or oversee any aspect of the Lending Party's business in connection with the exercise of such authority or claimed authority; (ii) the extent necessary or appropriate to effect or preserve the Lending Party's security (if any) hereunder or to enforce any right or remedy provided pursuant to this Agreement or in connection with any claims asserted by or against the Lending Party or any Borrower or any other person or entity involved herewith; (iii) its directors, officers, employees, attorneys, accountants, and auditors (collectively, the "Representatives") whom it reasonably determines need to know such information; and the Lending Party agrees inform the Representatives to whom it discloses Confidential Information of the confidential nature of the Confidential Information; (iv) pursuant to subpoena or other court process; (v) when required to do so in accordance with the provisions of any applicable Requirement of Law; (vi) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which any Lending Party or their respective Affiliates may be party; and (vii) any bank or financial institution or other entity to which the Lending Party has sold or desires to sell an interest or participation in the Commitment and the Loan Documents, provided that any such recipient of such Confidential Information agrees in writing to keep such Confidential Information confidential as specified in this SECTION 14.17; PROVIDED, HOWEVER, in the event a Lending Party is requested or required (by interrogatory, court order, subpoena, administrative proceeding, civil investigatory demand, or any similar legal process) to disclose any of the Confidential Information, the Lending Party, in the absence of a protective order, may disclose such information without liability. The Lending Party, however, shall, to the extent permitted by law and as promptly as practicable, make reasonable efforts to notify the Disclosing Party and the Borrowers prior to such disclosure by the Lending Party so that the Disclosing Party may seek at its sole expense a protective order or other appropriate remedy.

                (C) Each Lending Party acknowledges that, under certain circumstances, the United States securities laws may prohibit a person who has received material, non-public information from an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities. Each Lending Party further acknowledges that certain Confidential Information could be considered material non-public information and agrees that it will not, and it will use reasonable efforts to ensure that its Representatives will not, trade in the securities of the Parent on the basis of such information or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities.

                (D) This SECTION 14.17 shall survive the termination of this Agreement.

        14.18   CONFLICTS WITH OTHER LOAN DOCUMENTS.

                Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

        14.19   AGENCY OF THE BORROWERS FOR EACH OTHER LOAN PARTY.

                Each of the Loan Parties irrevocably appoints the Borrower Agent as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Agent of Borrowing Base Certificates, Notices of Borrowing, and Notices of Continuation/Conversion) and all modifications hereto. Any agreement, acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Loan Parties or acting singly, shall be valid and effective if given or taken only by the Borrower Agent, whether or not any of the other Loan Parties joins therein, and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the Borrower Agent under this SECTION 14.19, provided that nothing in this SECTION 14.19 shall limit the effectiveness of, or the right of the Agent and the Lenders to rely upon, any notice (including a Notice of Borrowing or a Notice of Continuation/Conversion), document, instrument, certificate, acknowledgment, consent, direction, certification, or other action delivered by a Borrower or other Loan Party pursuant to this Agreement.

        14.20 EXPRESS WAIVERS BY LOAN PARTIES IN RESPECT OF CROSS GUARANTIES AND CROSS COLLATERALIZATION.

                Each Loan Party agrees as follows:

                (A) Each Loan Party hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Loan Party's right to make inquiry of the Agent to ascertain the amount of the Obligations at any reasonable time;
(iv) notice of any adverse change in the financial condition of any other Loan Party or of any other fact that might increase such Loan Party's risk with respect to such other Loan Party under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Loan Party hereunder or under any of the other Loan Documents to which such Loan Party is a party) and demands to which such Loan Party might otherwise be entitled;

                (B) Each Loan Party hereby waives the right by statute or otherwise to require the Agent or any Lender to institute suit against any other Loan Party or to exhaust any rights and remedies which the Agent or any Lender has or may have against any other Loan Party. Each Loan Party further waives any defense arising by reason of any disability or other defense of any other Loan Party (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Loan Party in respect thereof.

                (C) Each Loan Party hereby waives and agrees not to assert against the Agent or any Lender: (i) any defense (legal or equitable), setoff, counterclaim, or claim which such Loan Party may now or at any time hereafter have against any other Loan Party; (ii) any defense, setoff, counterclaim, or claim of any kind or nature available to any other Loan Party against the Agent or any Lender arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender under any applicable law; (iv) the benefit of any statute of limitations affecting any other Loan Party's liability hereunder;

                (D) Each Loan Party consents and agrees that, without notice to or by such Loan Party and without affecting or impairing the obligations of such Loan Party hereunder, the Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Loan Party in respect thereof, (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any Guaranty of the Obligations;

                (E) Each Loan Party represents and warrants to the Agent and the Lenders that such Loan Party is currently informed of the financial condition of all other Loan Parties and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Loan Party further represents and warrants that such Loan Party has read and understands the terms and conditions of the Loan Documents. Each Loan Party agrees that neither the Agent nor any Lender has any responsibility to inform any Loan Party of the financial condition of any other Loan Party or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

        14.21   USA PATRIOT ACT NOTICE.

                The Agent and Lenders each hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Agent and each Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

        14.22   INTERCREDITOR AGREEMENT.

                The  Loan  Parties,  Agent  and  Lenders  acknowledge  that the exercise of certain of the Agent's rights and remedies hereunder may be subject to the provisions of the Additional Debt Intercreditor Agreement. Each Lender and each other Person party hereto from time to time (other than the Loan Parties) hereby (A) acknowledges that is has received a copy of the Additional Debt Intercreditor Agreement, (B) consents to the provisions of the Additional Debt Intercreditor Agreement, (C) agrees that it will be bound by and comply with the provisions of the Additional Debt Intercreditor Agreement, including the purchase option provisions contained therein, and (D) authorizes and instructs the Agent on its behalf to enter into the Additional Debt Intercreditor Agreement as "Term Agent" thereunder.


                    [Signatures commence on following page]

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                    BORROWERS

                                    SALTON, INC., a Delaware corporation

                                    By:      /s/ Terry L. Polistina
                                             ------------------------------
                                    Name:    Terry L. Polistina
                                    Title:   President


                                    APPLICA INCORPORATED, a Florida corporation

                                    By:      /s/ Terry L. Polistina
                                             ------------------------------
                                    Name:    Terry L. Polistina
                                    Title:   President


                                    APPLICA CONSUMER PRODUCTS, INC.,
                                    a Florida corporation

                                    By:      /s/ Terry L. Polistina
                                             ------------------------------
                                    Name:    Terry L. Polistina
                                    Title:   President


                                    APN HOLDING COMPANY, INC.,
                                    a Delaware corporation

                                    By:      /s/ Terry L. Polistina
                                             ------------------------------
                                    Name:    Terry L. Polistina
                                    Title:   President


                                    APPLICA AMERICAS, INC.,
                                    a Delaware corporation

                                    By:      /s/ Lisa L. Carstarphen
                                             ------------------------------
                                    Name:    Lisa L. Carstarphen
                                    Title:   Vice President, General Counsel and
                                             Corporate Secretary

                                    HP DELAWARE, INC., a Delaware corporation

                                    By:      /s/ Lisa L. Carstarphen
                                             ------------------------------
                                    Name:    Lisa L. Carstarphen
                                    Title:   Vice President, General Counsel
                                             and Corporate Secretary

                                    HPG LLC, a Delaware limited
                                    liability company

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


                                    APPLICA MEXICO HOLDINGS, INC.,
                                    a Delaware corporation

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


                                    SONEX INTERNATIONAL CORPORATION,
                                    a Delaware corporation

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


                                    HOME CREATIONS DIRECT LTD.,
                                    a Delaware corporation

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


                                    SALTON HOLDINGS INC., a Delaware corporation

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary

                                    ICEBOX LLC, an Illinois limited
                                    liability company

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


                                    TOASTMASTER INC., a Missouri corporation

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


                                    FAMILY PRODUCTS INC., a Delaware corporation

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


                                    ONE:ONE COFFEE LLC, a Delaware limited
                                    liability company

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


                                    SALTON TOASTMASTER LOGISTICS LLC,
                                    a Delaware limited liability company

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary

                                    GUARANTORS


                                    APPLICA CANADA CORPORATION,
                                    a Nova Scotia company

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


                                    APPLICA ASIA LIMITED, a Hong Kong company

                                    By:     /s/ Lisa L. Carstarphen
                                            ------------------------------
                                    Name:   Lisa L. Carstarphen
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary

                                    ADMINISTRATIVE AGENT


                                    HARBINGER CAPITAL PARTNERS MASTER
                                    FUND I, LTD.

                                    By:     Harbinger Capital Partners Offshore
                                            Manager, L.L.C.
                                    Its:    Investment Manager

                                    By:     /s/ William R. Lucas, Jr.
                                            ------------------------------
                                    Name:   William R. Lucas, Jr.
                                    Title:  Executive Vice President - General
                                            Counsel & Secretary



                                    COLLATERAL AGENT


                                    HARBINGER CAPITAL PARTNERS MASTER
                                    FUND I, LTD.

                                    By:     Harbinger Capital Partners Offshore
                                            Manager, L.L.C.
                                    Its:    Investment Manager

                                    By:     /s/ William R. Lucas, Jr.
                                            ------------------------------
                                    Name:   William R. Lucas, Jr.
                                    Title:  Executive Vice President - General
                                            Counsel & Secretary

                                    LENDERS


                                    HARBINGER CAPITAL PARTNERS MASTER
                                    FUND I, LTD.

                                    By:     Harbinger Capital Partners Offshore
                                            Manager, L.L.C.
                                    Its:    Investment Manager

                                    By:     /s/ William R. Lucas, Jr.
                                            ------------------------------
                                    Name:   William R. Lucas, Jr.
                                    Title:  Executive Vice President - General
                                            Counsel & Secretary


                                    HARBINGER CAPITAL PARTNERS SPECIAL
                                    SITUATIONS FUND, L.P.

                                    By:     Harbinger Capital Partners Special
                                            Situations GP, LLC.
                                    Its:    General Partner

                                    By:     /s/ William R. Lucas, Jr.
                                            ------------------------------
                                    Name:   William R. Lucas, Jr.
                                    Title:  Executive Vice President - General
                                            Counsel & Secretary

                                    ANNEX A
                                       TO
                                CREDIT AGREEMENT

                1. DEFINITIONS. Capitalized terms used in the Loan Documents shall have the following meanings (unless otherwise defined therein), and all Section references in the following definitions shall refer to Sections of this Agreement:

                "ABL COLLATERAL" means the Revolver Loan Primary Collateral as defined in clause (ii) of the definition thereof in the Additional Debt Intercreditor Agreement.

                "ACCOUNT" has the meaning given to the term "account" in the UCC or PPSA, as applicable, and includes any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

                "ACQUISITION" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute any material part of the assets of such Person or of a line or lines of business conducted by such Person.

                "ADDITIONAL DEBT" means the Debt owing under the Additional Debt Documents.

                "ADDITIONAL DEBT AGENT" means Bank of America, N.A., as agent under the Additional Debt Documents, or any successor agent thereunder.

                "ADDITIONAL DEBT DOCUMENTS" means: (i) the Third Amended and Restated Credit Agreement dated as of the date hereof, among the Additional Debt Agent, certain Loan Parties party thereto, the holders of the Additional Debt and certain other parties party thereto; (ii) the Security Agreement dated as of the date hereof, among certain Loan Parties and the Additional Debt Agent in favor of certain of their the holders of the Additional Debt; and (iii) all other agreements, instruments or documents executed or delivered by any Loan Parties thereof in connection with the foregoing.

                "ADDITIONAL   DEBT    INTERCREDITOR    AGREEMENT"   means   the
Intercreditor Agreement dated as of the Closing Date among the Additional Debt Agent, the holders of Additional Debt, the Agent and the Lenders.

                "AFFILIATE" means, as to any Person, including any Consolidated Member (the "SUBJECT PERSON"), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the subject Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of the subject Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                "AGENCY AGREEMENT" means, when used with reference to Applica Consumer Products, the Agency Agreement in effect between Applica Consumer Products and Applica Asia, pursuant to which Applica Asia shall furnish to Applica Consumer Products various purchasing and handling services with respect to the importation of various types of products from various countries as more fully set forth therein; and, when used with reference to Applica Canada, the Agency Agreement in effect between Applica Canada and Applica Asia, pursuant to which Applica Asia shall furnish to Applica Canada various purchasing and handling services with respect to the importation of various types of products from various countries as more fully set forth therein.

                "AGENT" means Harbinger Capital Partners Master Fund I, Ltd. in its capacity as administrative and collateral agent for the Lenders, and any successor administrative and collateral agent.

                "AGENT-RELATED   PERSONS"   means  Agent,   together  with  its
Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of Agent and such Affiliates.

                "AGENT'S LIENS" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders and the Agent, pursuant to this Agreement and the other Loan Documents.

                "AGREEMENT" means the Agreement to which this ANNEX A is attached, as from time to time amended, modified or restated.

                "ALLOCABLE AMOUNT" has the meaning specified in SECTION 1.6(F).

                "ANTI-TERRORISM LAWS" mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act and the Proceeds of Crime Act.

                "APPLICA AMERICAS BLOCKED ACCOUNT" means each blocked account established and regulated pursuant to the Applica Americas Blocked Account Agreement.

                "APPLICA AMERICAS BLOCKED ACCOUNT AGREEMENT" means each Blocked Account Agreement to be entered into among Applica Americas, its depository banks and Agent.

                "APPLICA ASIA BLOCKED ACCOUNT AGREEMENTS" means the Blocked Account Agreements to be entered into among Applica Asia, its depository bank and Agent.

                "APPLICA ASIA GUARANTY" means the Debenture dated the Closing Date, among Applica Asia, ACP, Applica Canada and Agent, pursuant to which Applica Asia guarantees payment of the Obligations.

                "APPLICA  ASIA SERVICED  ACCOUNT" has the meaning  specified in
SECTION 7.34(A).

                "APPLICA CANADA BLOCKED ACCOUNT" means the blocked account established and regulated pursuant to the Applica Canada Blocked Account Agreement.

                "APPLICA CANADA BLOCKED ACCOUNT AGREEMENT" means the Blocked Account Agreements entered into among Applica Canada, The Bank of Nova Scotia and the Agent.

                "APPLICA CANADA GUARANTY" means the Guarantee executed by Applica Canada on the Closing Date pursuant to which Applica Canada guarantees the payment of the Obligations.

                "APPLICA CANADA SECURITY AGREEMENT" means the General Security Agreement, dated as of the Closing Date, executed and delivered by Applica Canada in favor of Agent for the benefit of itself and the Lenders.

                "APPLICABLE MARGIN" means, as of the Closing Date,

                           (i) with respect to Base Rate Loans, 5.5%; and

                           (ii) with respect to LIBOR Loans, 6.5%.

                "ASSET DISPOSITION" means, with respect to any Person, the sale, lease or other disposition of any asset of such Person other than the sale of Inventory or the use of cash in the ordinary course of business.

                "ASSIGNEE" has the meaning specified in SECTION 11.2(A).

                "ASSIGNMENT  AND  ACCEPTANCE"  has  the  meaning  specified  in
SECTION 11.2(A).

                "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent or Lead Arranger.

                "AVAILABILITY" has the meaning specified in the Additional Debt Documents.

                "BANK"  means  Bank  of  America,   N.A.,  a  national  banking
association, or any successor entity thereto.

                "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. ss. 101 ET SEQ.).

                "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. in Atlanta, Georgia as its "prime rate" (the "prime rate" being a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.'s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                "BASE RATE LOAN" means those portions of the Term Loan during any period which bear interest based on the Base Rate.

                "BIA" means the BANKRUPTCY AND INSOLVENCY ACT (Canada) and all regulations thereunder.

                "BLACK & DECKER LICENSE AGREEMENT" means the Trademark License Agreement, dated as of June 26, 1998 (as amended or restated), between The Black & Decker Corporation and Parent, as assignee of Applica.

                "BLOCKED ACCOUNT AGREEMENT" means an agreement, including, inter alia, a collection account agreement, among one or more of the Loan Parties, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

                "BLOCKED ACCOUNTS" means, collectively, the Applica Americas Blocked Account, the Applica Asia Blocked Account, the Applica Canada Blocked Account and the Borrower Blocked Account.

                "BORROWER AGENT" has the meaning specified in SECTION 1.6.

                "BORROWER BLOCKED ACCOUNT" means each blocked account and lockbox established and regulated pursuant to a Borrower Blocked Account Agreement, and over which Agent shall have exclusive control and dominion during a Springing Period.

                "BORROWER BLOCKED ACCOUNT AGREEMENT" means each agreement specified in SECTION 7.32(C).

                "BORROWING" means the borrowing hereunder made by the Borrowers on the Closing Date

                "BORROWING BASE" has the meaning specified in the Additional Debt Documents.

                "BORROWING BASE CERTIFICATE" has the meaning specified in the Additional Debt Documents.

                "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                "CAPITAL EXPENDITURES" means all obligations incurred or expenditures made in respect of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including costs arising in connection with the acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease, and other items presented in accordance with GAAP.

                "CAPITAL   LEASE"  means  any  lease  of  property   which,  in
accordance with GAAP, should be reflected as a capital lease on a consolidated balance sheet.

                "CAPITAL STOCK" means, for any Person, any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (however designated) issued to such Person.

                "CCAA" means the Companies' Creditors Arrangement Act (Canada) and the regulations promulgated thereunder.

                "CHANGE OF CONTROL" means (a) if any Person or group of Persons acting in concert, other than Equity Investors and their Subsidiaries, shall own or control, directly or indirectly, more than 51% of the outstanding securities of the Parent having voting rights in the election of directors, determined on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests, or (b) if Parent ceases to own and control, directly or indirectly, all of the outstanding securities of APN having voting rights in the election of directors, determined on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests, (c) if APN ceases to own and control, directly or indirectly, all of the outstanding securities of Applica having voting rights in the election of directors, determined on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests, or (d) if Parent or Applica ceases to own and control, directly or indirectly, all of the outstanding securities of any other Loan Party having voting rights in the election of directors, determined on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests except as otherwise permitted by this Agreement.

                "CHATTEL PAPER" shall have the meaning specified in the Security Agreement.

                "CLEARING BANK" means any banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

                "CLOSING DATE" means December 28, 2007.

                "CO-BORROWER PAYMENT" has the meaning specified in SECTION 1.6.

                "CODE" means the Internal Revenue Code of 1986, as amended.

                "COLLATERAL"   has  the  meaning   specified  in  the  Security
Agreement.

                "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "COMMITMENT" on ANNEX B attached to the Agreement, or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 11.2, and "COMMITMENTS" means, collectively, the aggregate amount of the Commitments of all of the Lenders.

                "CONFIDENTIAL INFORMATION" has the meaning specified in SECTION 14.17.

                "CONSOLIDATED   APPLICA   PARTIES"   means   Applica   and  its
Subsidiaries prior to the Closing Date.

                "CONSOLIDATED MEMBERS" means the Parent and its Subsidiaries and "Consolidated Member" means any of the foregoing.

                "Consolidated Salton Parties" means Salton and its Subsidiaries prior to the Closing Date.

                "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste.

                "CONTINUATION/CONVERSION DATE" means the date on which a Loan is converted into or continued as a LIBOR Loan.

                "CORE BUSINESS" means, with respect to the Loan Parties, the business of manufacturing, distributing and marketing household and outdoor appliances and non-electric products, personal care products, lighting products, table top products, pet products, water filtration products and related items consistent with past practices.

                "COST OF ACQUISITION" means, with respect to any Acquisition, as at the date of consummation of any such Acquisition, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of a Loan Party to be transferred to a seller in connection therewith, (ii) any cash or other property and the unpaid principal amount of any debt instrument given as consideration, (iii) any Debt assumed by a Loan Party in connection with such Acquisition, and (iv) out of pocket transaction costs for the services and expenses of attorneys, accountants and consultants incurred in effecting such a transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of a Loan Party shall be valued (I) at its market value as reported on the New York Stock Exchange with respect to shares that are freely tradable, and (II) with respect to shares that are not freely tradable, as determined by the Board of Directors of the Borrowers party to such Acquisition and, if requested by Agent, determined to be a reasonable valuation by the independent public accountants referred to in

SECTION 5.2 hereof, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of the Borrowers party to such Acquisition or such Subsidiary and, if requested by Agent, determined to be a reasonable valuation by the independent public accountants referred to in SECTION 5.2 hereof, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                "CRA" means the Canada Revenue Agency.

                "DEBT" means, without duplication, with respect any Person (the "SUBJECT PERSON"), all liabilities, obligations and indebtedness of the subject Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding purchases of property, product, merchandise and services in the ordinary course of business, but including (a) in the case of the Loan Parties, all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the subject Person's property, even though the subject Person shall not have assumed or become liable for the payment thereof; (except unperfected Liens incurred in the ordinary course of business and not in connection with the borrowing of money); PROVIDED, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, PROVIDED that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; and (f) all obligations and liabilities under any asset securitization or sale/leaseback transaction; PROVIDED, FURTHER, HOWEVER, that in no event shall the term Debt include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (c) or (e) above), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

                "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

                "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

                "DEFAULTING  LENDER"  has  the  meaning  specified  in  SECTION
12.15(C).

                "DEPOSIT ACCOUNTS" shall have the meaning specified in the Security Agreement.

                "DESIGNATED  ACCOUNT"  has the  meaning  specified  in  SECTION
1.2(C).

                "DIRECT FOREIGN SUBSIDIARY" means any Foreign Subsidiary whose outstanding voting Capital Stock is owned by a Loan Party or a Domestic Subsidiary.

                "DISCLOSING PARTY" has the meaning specified in SECTION 14.17.

                "DISTRIBUTION" means, in respect of any Person (other than a natural Person): (a) the payment or making of any dividend or other distribution of property in respect of such Person's Capital Stock (excluding any options or warrants for, or other rights with respect to, such stock), other than distributions in such Person's Capital Stock of the same class; or
(b) the redemption or other acquisition of any Capital Stock (or any options or warrants for such Capital Stock) of such Person.

                "DOCUMENTS" shall have the meaning specified in the Security Agreement, and include bills of lading, warehouse receipts and other documents of title.

                "DOL" means the United States Department of Labor or any successor department or agency.

                "DOLLARS" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

                "DOLLAR(CDN)" and "$(CDN)" means dollars in the lawful currency of Canada.

                "DOLLAR EQUIVALENT" means, on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the amount of Dollars that the Agent determines (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange Rate to obtain the stated amount of the other currency.

                "DOMESTIC SUBSIDIARIES" means the Subsidiaries of the Borrowers organized or incorporated under the laws of a state in the United States and denominated as a "DOMESTIC SUBSIDIARY" in SCHEDULE 6.5.

                "ELIGIBLE ASSIGNEE" means (a) a commercial bank, commercial finance company, financial institution or other asset based lender, in each case having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature pages of this Agreement; (c) any Affiliate of, or a fund managed by, any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

                "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

                "ENVIRONMENTAL LAWS" means all federal, state, provincial, territorial, local or foreign laws, statutes, common law duties, rules, regulations, ordinances, orders-in-council and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority or any other Person for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                "EQUIPMENT" shall have the meaning specified in the Security Agreement.

                "EQUITY CONTRIBUTION" means a net capital contribution to the Borrowers of at least $100,000,000 in common or preferred equity from Equity Investors and certain other investors.

                "EQUITY INVESTORS" shall have the meaning given to it in the Recitals hereto.

                "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). Notwithstanding the foregoing, the term "ERISA Affiliate" shall not include Salton Europe Limited.

                "ERISA EVENT" means (a) a Reportable Event and or Termination Event with respect to a Pension Plan, (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or employer under the PBA or a cessation of operations which is treated as such a withdrawal, (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan or plan regulated or governed by the PBA is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination or the commencement of proceedings by the PBGC or other applicable Governmental Authority to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or PBA or other applicable law of any jurisdiction, upon a Loan Party or any ERISA Affiliate; or (g) failure to make or remit any contribution when due in respect of any Plan.

                "EVENT OF DEFAULT" has the meaning specified in SECTION 9.1.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                "EXCHANGE RATE" means on any date, (i) with respect to Canadian dollars or any other foreign currency in relation to Dollars, the spot rate as quoted by Bank of America, N.A. at its noon spot rate at which Dollars are offered on such date for Canadian dollars or such other foreign currency, as applicable, and (ii) with respect to Dollars in relation to Canadian dollars or any other foreign currency, the spot rate as quoted by Bank of America, N.A. at its noon spot rate at which Canadian dollars or such other foreign currency, as applicable, are offered on such date for Dollars.

                "EXCLUDED TAXES" means taxes imposed on or measured by net income or net profits and franchise taxes of each Lender and the Agent, imposed pursuant to the laws of the jurisdiction under the laws of which the Lender or Agent is organized, in which such person is resident for tax purposes or in which the principal office or applicable lending office of such Lender or Agent is located or in which it is otherwise deemed to be engaged in a trade or business for Tax purposes or any subdivision thereof or therein, and any branch profits taxes imposed by the United States of America or any similar tax imposed by any jurisdiction on the Lender or Agent.

                "EXECUTIVE ORDER NO. 13224" means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America, N.A. on such day on such transactions as determined by the Agent.

                "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

                "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements referred to in SECTIONS 5.2 and 6.6 or any other financial statements required to be given to the Agent and the Lenders pursuant to this Agreement.

                "FISCAL QUARTER" means, with respect to the Loan Parties, a period ending on March 31, June 30, September 30, or December 31 of each fiscal year.

                "FISCAL YEAR" means, with respect to the Loan Parties, their fiscal year for financial accounting purposes.

                "FOREIGN SECURITY DOCUMENT" means a Guaranty, pledge, mortgage, personal property mortgage, security agreement, assignment, security instrument, hypothecation, charge or other agreement or document by which any Foreign Subsidiary grants or otherwise conveys to the Agent or any Affiliate of the Agent for the benefit of the Agent, or any agent or trustee for or on behalf of the Agent or any such Affiliate, any Guaranty, pledge, lien, security interest, hypothec, mortgage, charge, collateral assignment or similar interest in property of such Foreign Subsidiary as security for the Obligations or any portion thereof, and any and all renewals, extensions, modifications, amendments or restatements thereof.

                "FOREIGN SUBSIDIARY" means any direct or indirect Subsidiary of the Borrowers other than the Domestic Subsidiaries, which shall include Applica Canada, Applica Asia and such other Foreign Subsidiaries as are designated in
SCHEDULE 6.5.

                "FSCO" means the Financial Services Commission of Ontario and any Person succeeding to the functions thereof and includes the Superintendent under such statute and any other Governmental Authority (succeeding to the functions thereof) and established or appointed by the Financial Services Commission of Ontario Act, 1997.

                "FUNDED DEBT" of a Loan Party shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, and (vi) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument.

                "FUNDING DATE" means the date on which a Borrowing occurs.

                "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of the report. When the term GAAP is used in the Agreement and the other Loan Documents in respect of Financial Statements other than annual audited Financial Statements of the Consolidated Members, such Financial Statements shall be subject to year-end adjustments, shall not be required to include footnotes, shall not include changes in stockholders' equity and shall not include certain other information required by GAAP. However, all adjustments to such Financial Statements (consisting of normal recurring accruals) that, in the opinion of management of the Loan Parties, are necessary for a fair presentation of the financial statements have been included. All such Financial Statements shall be consistent with historical practices of the Consolidated Members or the Loan Parties, as applicable, and shall present fairly the financial position of the Consolidated Members or the Loan Parties, as applicable, subject to and in accordance with the foregoing.

                "GENERAL INTANGIBLE" shall have the meaning specified in the Security Agreement.

                "GOODS" shall have the meaning specified in the Security Agreement.

                "GOVERNMENTAL AUTHORITY" means any nation or government; any state, county, province, territory, municipality, region or other political subdivision thereof; any central bank (or similar monetary or regulatory authority) thereof; any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or court; any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

                "GUARANTOR" means Applica Canada, Applica Asia, and any other Subsidiary or Affiliate of a Borrower or other Person that hereafter executes and delivers to the Agent an agreement of Guaranty in respect of all or any part of the Obligations.

                "GUARANTY" means,  with respect to any Person,  all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "GUARANTEED OBLIGATIONS"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                "HARBINGER MERGER" means the merger between APN Mergersub, Inc. and Applica, with Applica being the surviving corporation, which occurred on January 23, 2007.

                "HEDGE AGREEMENTS" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                "IMPERMISSIBLE QUALIFICATION" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Loan Parties which (i) is of a "going concern" or similar nature, (ii) relates to the limited scope of examination of matters relevant to such financial statements, or (iii) relates to the treatment or classification of any item in such financial statement in which, a condition to its removal, would require an adjustment to such item the effect of which would be to cause the occurrence of an Event of Default.

                "INDEMNIFIED LIABILITIES" shall have the meaning given to it in
SECTION 14.11(A).

                "INDEMNIFIED TAXES" means all Taxes other than Excluded Taxes.

                "INSTRUMENTS" shall have the meaning specified in the Security Agreement.

                "INTELLECTUAL PROPERTY NOTICES" means any Notice of Grant of Security Interest in patents, trademarks or copyrights executed by a Loan Party in favor of the Agent prior to the Closing Date.

                "INTEREST EXPENSE" shall mean, for any period, interest expense (including capitalized interest) in respect of Indebtedness of Borrowers and the other Loan Parties as determined in accordance with GAAP.

                "INTEREST PERIOD" means, as to any LIBOR Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which such Loan is converted into or continued as a LIBOR Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrowers in their Notice of Borrowing, in the form attached hereto as EXHIBIT B, or Notice of Continuation/Conversion, in the form attached hereto as EXHIBIT C, provided that:

                           (A) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (B) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (C) no Interest Period shall extend beyond the Stated Termination Date.

                "INTEREST RATE" means each or any of the interest rates, including the Default Rate, set forth in SECTION 2.1.

                "INVENTORY"   has  the  meaning   specified   in  the  Security
Agreement.

                "INVESTMENT PROPERTY" has the meaning specified in the Security Agreement.

                "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                "ITA" means the INCOME TAX ACT (Canada), as amended from time to time, and the regulations made thereunder.

                "LATEST PROJECTIONS" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to SECTION 5.2(H), the projections of the Reporting Loan Parties' balance sheets, income statements and cash flows, for the period commencing on December 31, 2007 and ending on June 30, 2012 and delivered to Agent prior to the Closing Date; and
(b)  thereafter,  the projections  most recently  received by Agent pursuant to
SECTION 5.2(H).

                "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof.

                "LENDING PARTY" has the meaning specified in SECTION 14.17.

                "LIBOR INTEREST PAYMENT DATE" means, with respect to a LIBOR Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest Period and the last day of such Interest Period.

                "LIBOR RATE" means, for any Interest Period, with respect to a LIBOR Loan, the rate of interest per annum determined pursuant to the following formula:

                LIBOR Rate  =  OFFSHORE BASE RATE
                      1.00  -  Eurodollar Reserve Percentage

                Where,

                "OFFSHORE BASE RATE" means, for any Loan bearing interest at the LIBOR Rate the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Loan comprising part of such Borrowing would be offered by the Bank of America, N.A.'s London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day applicable to member banks under Regulation D or any successor regulation issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) applicable with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities" under Regulation D). The Offshore Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                "LIBOR LOAN" means, those portions of the Term Loan during any period which bear interest based on the LIBOR Rate.

                "LIEN" means (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, security transfer, reservation of title, hypothec, charge, claim, trust, deemed trust or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) any contingent or other agreement to provide any of the foregoing.

                "LOAN ACCOUNT" means the loan account of the Borrowers, which account shall be maintained by the Agent.

                "LOAN DOCUMENTS" means this Agreement, the Security Agreement, the Applica Asia Documents, the Applica Canada Guaranty, any other Guaranty in favor of the Agent, the Applica Canada Security Agreement, the Collateral Access Agreements, the Additional Debt Intercreditor Agreement, the Blocked Account Agreements, the Pledge Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                "LOAN PARTY" means each Borrower, each Guarantor, and each other Person that is at any time from and after the Closing Date liable for the payment of the whole or any part of the Obligations or that has granted in favor of the Agent a Lien upon any of any of such Person's assets to secure payment of any of the Obligations, and "LOAN PARTIES" means any two or more of the foregoing.

                "LOANS" means, collectively, all loans and advances provided for in Article 1.

                "MARGIN STOCK" means "MARGIN STOCK" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

                "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) or prospects of the Loan Parties taken as a whole, or the Collateral; (b) a material impairment of the ability of any Loan Party to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any material Loan Document to which it is a party.

                "MATERIAL CONTRACTS" means an agreement to which a Loan Party is a party (other than a Loan Document) (i) which would be deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, non-performance or failure to renew could reasonably be expected to have a Material Adverse Effect.

                "MAXIMUM RATE" has the meaning specified in SECTION 2.3.

                "MERGER" shall have the meaning given to it in the Recitals hereto.

                "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of October 1, 2007, among Parent, SFP Merger Sub, Inc. and APN.

                "MULTI-EMPLOYER PLAN" means a "MULTI-EMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

                "NET PROCEEDS" means, in respect of an Asset Disposition of by a Person, all proceeds received by and/or payable to such Person in consideration thereof, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Person in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (other than the Agent's Liens and to the extent such Liens constitute Permitted Liens), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

                "NEW SUBSIDIARY" has the meaning specified in SECTION 7.24.

                "NOTICE OF  BORROWING"  has the  meaning  specified  in SECTION
1.1(B).

                "NOTICE OF CONTINUATION/CONVERSION" has the meaning specified in SECTION 2.2(B).

                "OBLIGATIONS" means the following, in each case whether now in existence or hereafter incurred or arising and whether or not evidenced by any note or other document: (a) the principal of, and interest (including, without limitation, interest accruing after the maturity of the Term Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and premium, if any, on the Term Loan; (b) all liabilities and obligations under any indemnity given by any Loan Party under any of the Loan Documents, including all of the Indemnified Liabilities; and (c) all other advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers or any of the other Loan Parties, or any of them, to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers or other Loan Parties hereunder or under any of the other Loan Documents (including fees, expenses and other charges accruing after the maturity of the Agreement and fees, expenses and other charges accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition fees, expenses and other charges is allowed in such proceeding).

                "OPERATING DOCUMENTS" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement or limited agreement of such entity.

                "ORGANIZATION DOCUMENTS" means with respect to any corporation, limited liability company, partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization or certificate of limited partnership of such entity.

                "OTHER TAXES" means any present or future transfer, mortgage, stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits, taxes or similar levies imposed by the United States or any other jurisdiction that arise from any payment under this Agreement or any other Loan Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

                "PARTICIPANT" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                "PAYMENT ACCOUNT" has the meaning specified in the Security Agreement.

                "PBA" means the Pension Benefits Act of Ontario and all regulations thereunder as amended from time to time, and any successor legislation or other applicable legislation governing Canadian Plans.

                "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA or the applicable laws of any other jurisdiction including the PBA) subject to Title IV of ERISA or the applicable laws of any other jurisdiction including the PBA which any Loan Party or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding five (5) plan years.

                "PERMITTED ACQUISITION" means an Acquisition effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired ("Target"), and with the duly obtained approval of such shareholders or other holders of equity interests as such Target may be required to obtain, so long as (i) immediately prior to and after giving effect to the consummation of such Acquisition, no Event of Default has or would exist; (ii) with respect to an Acquisition where the Cost of Acquisition exceeds $10,000,000, substantially all of the sales and operating profits generated by the Target (or its assets) so acquired or invested are derived from a line or lines of business that are consistent with the Core Business; (iii) pro forma historical financial statements as of the end of the most recent fiscal quarter for the trailing twelve-month period giving effect to such Acquisition are delivered to Agent not less than ten (10) Business Days prior to the consummation of such Acquisition, together with a certificate of an Responsible Officer stating that no Default or Event of Default exists before or after giving effect to such Acquisition; and (iv) if the Target will become a Loan Party in connection with such Acquisition, the Loan Parties shall cause the Target to become a Borrower hereunder and grant to the Agent, for the benefit of the Agent and the Lenders, a perfected, first priority Lien on substantially all of the assets of the Target of a type that would constitute Collateral under the Loan Documents with respect to which Agent has a first priority Lien under the Additional Debt Intercreditor Agreement, all pursuant to documentation in form and substance acceptable to the Agent in its discretion.

                "PERMITTED DISTRIBUTION" means (a) a Distribution by a Loan Party to another Loan Party, (b) an Upstream Payment, (c) the purchase of Capital Stock of Parent by any of the Borrowers at any time during the period commencing on the Closing Date and ending on June 30, 2008, with all Distributions to facilitate such purchases not to exceed $3,000,000 in the aggregate, PROVIDED that, at the time of and after giving pro forma effect to any such Distribution pursuant to this clause (c), each of the Permitted Distribution Conditions is satisfied. For the purposes of computing the Loan Parties' compliance with the $3,000,000 cap in clause (c) of the foregoing definition, there shall be no duplication of the amount of any Distribution made pursuant to clauses (a) or (b) of the foregoing definition that is then used by the recipient of such Distribution to effect a purchase of Capital Stock as permitted in clause (c) of the foregoing definition.

                "PERMITTED DISTRIBUTION CONDITIONS" means (a) no Default or Event of Default exists, (b) the Loan Party making any Distribution is Solvent, and (c) such Distribution does not violate any Requirement of Law.

                "PERMITTED INTERCOMPANY ADVANCE" shall mean any loan or other advance of money whether in the form of actual funds advanced or as a credit against or reduction of amounts owing by a Loan Party to any Subsidiary or Affiliate of a Loan Party that is not a Loan Party, PROVIDED that no Default or Event of Default has occurred and is continuing at the time of, and no Default or Event of Default would exist after giving pro forma effect to, such loan or advance.

                "PERMITTED LIENS" means:

                (A) Liens for Taxes, fees, assessments or other charges of a Governmental Authority (i) which are not (A) delinquent, (B) statutory Liens for taxes, fees, assessments or other charges in an amount not to exceed $500,000 or (ii) the payment of which is being Properly Contested;

                (B)     the Agent's Liens;

                (C) Liens incurred or deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than Liens arising under ERISA or the PBA or Environmental Liens) or other similar obligations or arising as a result of progress payments under government contracts or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                (D) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED that if any such Lien arises from the nonpayment of such claims or demands when due, such claims or demands do not exceed $200,000 in the aggregate or are being Properly Contested;

                (E) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; PROVIDED that they could not reasonably be expected to have a Material Adverse Effect;

                (F) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

                (G) Liens in respect of purchase-money Debt permitted to be incurred pursuant to SECTION 7.13(C) hereof in connection with the acquisition of Equipment; provided that (a) the original principal balance of the Debt secured by such Lien constitutes not more than 100% of the purchase price of the Equipment acquired and (b) such Lien extends only to the Equipment acquired with the proceeds of the Debt so secured;

                (H)     Liens on real property  securing Debt  permitted  under
SECTION 7.13;

                (I) Liens, if any, which are described in SCHEDULE A-1 on the Closing Date and Liens resulting from the refinancing of the related Debt, provided that such refinancing is on the same or substantially similar terms, the Debt secured thereby shall not be increased, and the Liens shall not cover any additional property of the any Loan Party; and

                (J)     Liens to secure  the  Additional  Debt,  to the  extent
permitted  pursuant  to  SECTION  7.13(I),   subject  to  the  Additional  Debt
Intercreditor Agreement.

                "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA or the applicable laws of any other jurisdiction) which any Borrower or any other Loan Party sponsors or maintains or to which any Borrower or any other Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

                "PLEDGE AGREEMENT" means the Second Amended and Restated Stock Pledge Agreement, dated as of the date hereof, among the Agent and certain Loan Parties party thereto.

                "PPSA" means, collectively, the Personal Property Security Acts of the Provinces of Ontario and Nova Scotia (or any other applicable Canadian province or territory), and all regulations thereunder, as amended from time to time, and any successor legislation.

                "PROCEEDS  OF CRIME ACT"  means the  Proceeds  of Crime  (Money
Laundering)   and  TERRORIST   FINANCING  ACT  (Canada)  and  the   regulations
promulgated thereunder.

                "PROPERLY CONTESTED" means, with respect to any obligation of a Loan Party, (a) the obligation is subject to a bona fide dispute regarding amount or the Loan Party's liability to pay, (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued, (c) appropriate reserves have been established in accordance with GAAP, (d) non-payment could not have a Material Adverse Effect, nor result in a material forfeiture of any assets of the Loan Party, (e) no Lien (other than a Permitted Lien) is imposed on assets of the Loan Party, unless bonded and stayed to the satisfaction of Agent, (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review and (g) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Loan Party, such Loan Party pays the obligation (and all penalties, interest and other amounts due in connection therewith) within 30 days following such abandonment, settlement or adverse determination.

                "PROPOSED CHANGE" has the meaning specified in SECTION 11.1(B).

                "PROPRIETARY RIGHTS" means, for each Loan Party, such Loan Party's now owned and hereafter arising or acquired licenses, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing.

                "PRO RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is such Lender's Commitment and the denominator of which is the sum of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

                "REAL ESTATE" means, with respect to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                "REFINANCING" has the meaning specified in SECTION 7.28.

                "REGISTER" has the meaning specified in SECTION 12.21.

                "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor body) as the same may be amended or supplemented from time to time.

                "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                "REPORTABLE  EVENT"  means,  any of the  events  set  forth  in
Section 4043 of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                "REPORTING LOAN PARTIES" means all of the Loan Parties other than Applica Americas and Applica Asia.

                "REPRESENTATIVES" has the meaning specified in SECTION 14.16.

                "REQUIRED LENDERS" means at any time Lenders whose Pro Rata Shares aggregate more than 50%.

                "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator declared final and binding by a Governmental Authority or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                "RESPONSIBLE OFFICER" means, with respect to any Loan Party, the chief executive officer, the president, the chief financial officer, the secretary, the treasurer or assistant treasurer, the controller or any senior vice president or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of Borrowing Base Certificates, the chief financial officer or the treasurer of the Borrower Agent, or any other officer having substantially the same authority and responsibility.

                "RESTRICTED INVESTMENT" means, with respect to any Loan Party, any acquisition of property by such Loan Party in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of such Loan Party; (b) acquisitions of Inventory in the ordinary course of business of such Loan Party; (c) acquisitions of current assets acquired in the ordinary course of business of the Loan Parties; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Hedge Agreements; (h) investments, loans and advances existing as of the date hereof and as set forth in SCHEDULE A -2; (i) Accounts arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; (j) Permitted Intercompany Advances to the extent funded in a manner consistent with SECTION 7.29; (k) Permitted Acquisitions; (l) for so long as no Event of Default exists and the Borrowers have Availability of not less than $15,000,000 after giving effect thereto, other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $10,000,000; (m) shares of mutual funds, the shares of which mutual funds are at all times rated "AAA" by Standard & Poor's; (n) cash or other cash equivalents owned by the Loan Parties and in the possession or control of the Agent or an Affiliate of Agent and, except during a Springing Period, invested in short term vehicles such as repurchase agreements, overnight bank deposits, bankers' acceptances or other investments as may be mutually acceptable to the Borrowers and the Agent; and
(o) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, maturing not later than 180 days following the date of issuance thereof and rated in an investment grade category by Standard & Poor's and Moody's; PROVIDED, HOWEVER, that with respect to clauses (d) - (h) and clauses (m) - (o), such investments are not subject to rights of offset (other than nominal amounts for brokerage fees and other, similar charges of financial intermediaries) in favor of any Person other than the Agent or a Lender.

                "SECURITY AGREEMENT" means the Second Amended and Restated Security Agreement dated as of the Closing Date among the Loan Parties and Agent, for the benefit of the Agent and the Lenders.

                "SOLVENT" means, when used with respect to any Person, that at the time of determination:

                  (A) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                  (B) the present fair saleable value of its assets is greater than its liability on its existing debts as such debts become absolute and matured; and

                  (C) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (D) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "STATED TERMINATION DATE" means December 31, 2012.

                "Subordinated Debt" means Debt of a Loan Party that is expressly subordinate and junior in right of payment to the full and final payment of the Obligations on terms (including maturity date, interest rate, fees, repayment, covenants and subordination) satisfactory to Agent.

                "SUBSIDIARY" of a Person, with respect to any Person (the "SUBJECT PERSON"), means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the subject Person, or one or more of the Subsidiaries of the subject Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

                "SUPERMAJORITY LENDERS" means, at any time, Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

                "SUPPORTING OBLIGATIONS" shall have the meaning specified in the Security Agreement.

                "TAXES" means any and all present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature and all liabilities with respect thereto, including any present or future income, receipts, excise, property, sales, use, transfer, goods and services, license, payroll, withholding, social security, franchise, stamp or documentary taxes or similar levies imposed or levied at any time by any Governmental Authority, but excluding, in the case of each Lender and the Agent, Excluded Taxes.

                "TERM LOAN" has the meaning specified in SECTION 1.1(A).

                "TERMINATION DATE" means the earliest to occur of (i) the Stated Termination Date, (ii) the date of termination by the Required Lenders pursuant to SECTION 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

                "TERMINATION EVENT" means (a) the whole or partial withdrawal of any Borrower or any Subsidiary from a Pension Plan or Multi-employer Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Pension Plan or Multi-employer Plan or the treatment of a Pension Plan or Multi-employer Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Pension Plan or Multi-employer Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of trustee to administer any Pension Plan or Multi-employer Plan.

                "TRANSACTION" means the Merger, the Equity Contribution, the entering into and funding of the credit facility under this Agreement, the issuance and sale or provision of the Additional Debt and all related transactions.

                "UCC" has the meaning specified in the Security Agreement.

                "UK CREDIT FACILITY" means the credit facility among Salton Europe Limited, Burdale Financial Limited, as agent, and certain other lenders named therein.

                "UNFINANCED CAPITAL EXPENDITURES" means Capital Expenditures net of purchase money Debt incurred and Capital Leases entered into in connection therewith.

                "UNFUNDED PENSION LIABILITY" means the sum of (1) the amount by which a Pension Plan (other than a Multi-employer Plan) fails to satisfy the minimum funding standard pursuant to Section 412 of the Code for the applicable plan year, exclusive of any waived funding deficiency, as that term is defined in Section 412(d)(3) of the Code, and (2) with respect to any Pension Plan regulated or governed by the PBA or applicable laws of any jurisdiction, any unfunded liability or solvency deficiency as determined under the PBA or other applicable laws.

                "UNITED STATES" means the United States of America.

                "UPSTREAM PAYMENT" means a Distribution by a Subsidiary of a Loan Party that is not a Loan Party to such Loan Party.

                "USA PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                "WHOLLY-OWNED SUBSIDIARY" when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Capital Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

                (2)     ACCOUNTING  TERMS.  Any  accounting  term  used  in the
Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

                (3) INTERPRETIVE PROVISIONS. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                (A) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

                (B) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                (C)     The  term   "including"   is  not  limiting  and  means
"including without limitation."

                (D) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                (E)     The word "or" is not exclusive.

                (F) Unless otherwise expressly provided herein, (i) references to agreements (including any of the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto and restatements thereof, but only to the extent such amendments, other modifications or restatements are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                (G) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

                (H) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                (I) For purposes of SECTION 9.1, a breach of the financial covenant contained in SECTION 7.27 shall be deemed to have occurred as of any date of determination thereof by Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                (J) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                (K)     As  used  in  this   Agreement,   and  the  other  Loan
Documents, "knowledge" of the Borrowers shall mean the actual knowledge (after due inquiry) of any Responsible Officer.

                                    ANNEX B

                                  COMMITMENTS


-------------------------------------------------------------------------------
                                                                PRO RATA
LENDER                               COMMITMENT             SHARE(5 DECIMALS)
-------------------------------------------------------------------------------
Harbinger Capital Partners           $73,333,700                66.66667%
Master Fund I, Ltd.
-------------------------------------------------------------------------------
Harbinger Capital Partners           $36,666,300                33.33333%
Special Situations Fund, L.P.
-------------------------------------------------------------------------------

                                   EXHIBIT B

                              NOTICE OF BORROWING

Date:   December __, 2007

To: Harbinger Capital Partners Master Fund I, Ltd., as Administrative Agent and Collateral Agent (collectively, the "AGENT") for the Lenders who are parties to the Term Loan Agreement dated as of December ___, 2007 (the "LOAN AGREEMENT"), among Salton, Inc., and certain of its affiliates, certain Lenders which are signatories thereto, the Agent and certain other entities

Ladies and Gentlemen:

                The undersigned, Applica Consumer Products, Inc. (the "BORROWER AGENT"), refers to the Term Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

                (A) The Business Day of the proposed Borrowing is December __, 2007.

                (B)     The aggregate amount of the proposed Borrowing is
$[           ].

                (C)     The Borrowing is to be comprised of $           of Base
Rate and $              of LIBOR Loans.

                (D) The duration of the Interest Period for the LIBOR Loans, if any, included in the Borrowing shall be _____ months.

                The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                (A) the representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Loan Parties that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

                (B) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.

                                    APPLICA CONSUMER PRODUCTS, INC.,
                                    AS BORROWER AGENT


                                    By:
                                        -------------------------------------

                                    Title:
                                           ----------------------------------

                                   EXHIBIT C

                       NOTICE OF CONTINUATION/CONVERSION

Date:   ______________ , 200_

To: Harbinger Capital Partners Master Fund I, Ltd., as Agent for the Lenders who are parties to the Term Loan Agreement dated as of December ___, 2007 (the "LOAN AGREEMENT"), among Salton, Inc., and certain of its affiliates, certain Lenders which are signatories thereto, as Agent and certain other entities

Ladies and Gentlemen:

                The undersigned, Applica Consumer Products, Inc. (the "BORROWER AGENT"), refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

                (A)     The Continuation/Conversion Date is  _________________

                (B) The aggregate amount of the Loans to be [converted] [continued] is $____________.

                (C) The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

                (D) The duration of the Interest Period for the LIBOR Loans included in the [conversion] [continuation] shall be months.

                The undersigned hereby certifies that the following  statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                (A) the representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Loan Parties that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

                (B) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                                    APPLICA CONSUMER PRODUCTS, INC.,
                                    AS BORROWER AGENT


                                    By:
                                        -------------------------------------

                                    Title:
                                           ----------------------------------

                                   EXHIBIT D

                 [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT


                This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of ____________________, 20___ is made between ________________________ (the "ASSIGNOR") and __________________________ (the
"ASSIGNEE").


                                    RECITALS

                WHEREAS, the Assignor is party to that certain Term Loan Agreement dated as of December ___, 2007 (as amended, amended and restated, modified, supplemented or renewed, the "LOAN AGREEMENT") among Salton, Inc., a Delaware corporation, and certain of its affiliates (the "BORROWERS"), certain of its other subsidiaries and affiliates, the several financial institutions from time to time party thereto (including the Assignor, the "LENDERS"), and Harbinger Capital Partners Master Fund I, Ltd., as agent for the Lenders (the "AGENT"). Any terms defined in the Loan Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan Agreement;

                WHEREAS, as provided under the Loan Agreement, the Assignor has made a Term Loan (the "TERM Loan") to the Borrowers in the original aggregate principal amount of $__________; and

                WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Loan Agreement in respect of its Term Loan in an amount equal to $__________ (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; PROVIDED, HOWEVER, the Assignor shall not relinquish its rights under Sections __ and __ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

        1.      PAYMENTS.

                (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

                (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in SECTION 11.2(A) of the Credit Agreement.

        2.      REALLOCATION OF PAYMENTS.

                Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

        3.      INDEPENDENT CREDIT DECISION.

                The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

        4.      EFFECTIVE DATE; NOTICES.

                (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

                        (i)     this   Assignment  and   Acceptance   shall  be
        executed and delivered by the Assignor and the Assignee;

                        [(ii) the consent of the Agent and the Borrower Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

                        (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                        [(iv)   the Assignee  shall have  complied with SECTION
        11.2 of the Credit Agreement (if applicable);]

                        (v) the processing fee referred to in SECTION 2(B) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

                (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as SCHEDULE 1.

        5.      [AGENT. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

                (A) THE ASSIGNEE HEREBY APPOINTS AND AUTHORIZES THE ASSIGNOR TO TAKE SUCH ACTION AS AGENT ON ITS BEHALF AND TO EXERCISE SUCH POWERS UNDER THE CREDIT AGREEMENT AS ARE DELEGATED TO THE AGENT BY THE LENDERS PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

                (B) THE ASSIGNEE SHALL ASSUME NO DUTIES OR OBLIGATIONS HELD BY THE ASSIGNOR IN ITS CAPACITY AS AGENT UNDER THE CREDIT AGREEMENT.]

                The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or the Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        6.      REPRESENTATIONS AND WARRANTIES.

                (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers or any of the Loan Parties, of any of their respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; [and (iv) it is an Eligible Assignee.]

        7.      FURTHER ASSURANCES.

                The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

        8.      MISCELLANEOUS.

                Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                All payments made hereunder shall be made without any set-off or counterclaim.

                The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).


                            [Signature Page Follows]

                IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]


                                    By:
                                        ---------------------------------------

                                    Title:
                                           ------------------------------------

                                    Address:
                                             ----------------------------------



                                    [ASSIGNEE]


                                    By:
                                        ---------------------------------------

                                    Title:
                                           ------------------------------------

                                    Address:
                                             ----------------------------------

                                   SCHEDULE 1

                                       TO

                           ASSIGNMENT AND ACCEPTANCE



Effective Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Percentage Assigned of Term Loan:

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE


_______________, 200_

Harbinger Capital Partners Master Fund I, Ltd.
c/o Harbinger Capital Partners Offshore Manager, LLC
One Riverchase Parkway South
Birmingham, AL 35244
Attention: John McCullough
Telecopy No.:  (205) 987-5505



Attn:
Applica Consumer Products, Inc., as Borrower Agent
3633 Flamingo Road
Miramar, Florida 33027
Attention: Treasurer
Telecopy No.:  954-883-1694

Re:  Applica Consumer Products, Inc., et al.

Ladies and Gentlemen:

                We refer to the Term Loan Agreement dated as of December __, 2007 (as amended, restated, modified, supplemented or renewed from time to time the "LOAN AGREEMENT") among Applica Incorporated (the "BORROWER AGENT") and certain of its affiliates (collectively with the Borrower Agent, the "LOAN PARTIES"), the Lenders referred to therein and Harbinger Capital Partners
Master Fund I, Ltd. as agent for the Lenders (the "AGENT"). Terms defined in the Loan Agreement are used herein as therein defined.

                1. We hereby give you notice of, and request the consent of the Agent [AND BORROWER Agent] to, the assignment by __________________ (the "ASSIGNOR") to _______________ (the "ASSIGNEE") of _____% of the right, title and interest of the Assignor in and to the Term Loan made by Assignor under the Loan Agreement pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE").

                2. The Assignee agrees that, upon receiving the consent of the Agent [AND BORROWER AGENT] to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

                3.      The  following  administrative  details  apply  to  the
Assignee:

                (A)     Notice Address:

                Assignee name:

                Address:

                Attention:

                Telephone:  (___)

                Telecopier:  (___)

                Telex (Answerback):


                (B)    Payment Instructions:

                Account No.:

                At:

                Reference:

                Attention:

                4. The Agent is entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

                IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                    Very truly yours,


                                    [NAME OF ASSIGNOR]

                                    By:
                                        ---------------------------------------

                                    Title:
                                           ------------------------------------



                                    [NAME OF ASSIGNEE]


                                    By:
                                        ---------------------------------------

                                    Title:
                                           ------------------------------------



ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

Harbinger Capital Partners Master Fund I, Ltd., as Agent


By:____________________________________

Title:_________________________________



APPLICA INCORPORATED, AS BORROWER AGENT


BY:___________________________________